UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

AKERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Gateway Boulevard, Suite 350, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 487-6488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AKRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 9, 2025, Akero Therapeutics, Inc. (the “Company” or “Akero”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novo Nordisk A/S, a Danish aktieselskab (“Parent”), and NN Invest Sub, Inc, a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Company common stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will automatically be cancelled and converted into the right to receive (i) cash in an amount equal to $54.00, without interest thereon and subject to any applicable tax withholdings (the “Closing Consideration”) and (ii) one contractual contingent value right (a “CVR”) representing the right to receive $6.00 in cash, without interest and subject to any applicable tax withholdings, if a specified milestone is achieved, pursuant to the CVR Agreement (as defined and further described below).

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger, no Material Adverse Effect with respect to the Company having occurred since the date of the Merger Agreement that is continuing, the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the Merger, the obtainment of any clearance or approval applicable to the Merger under the antitrust and foreign direct investment laws of other applicable foreign jurisdictions, and the adoption of the Merger Agreement by holders of Company common stock representing at least a majority of the outstanding Company’s common stock.

The parties expect the Merger and the other transactions contemplated by the Merger Agreement to close around year end. The Merger Agreement provides that as promptly as reasonably practicable (and in any event within 10 business days) after the date of the Merger Agreement, the Company will prepare and file a preliminary proxy statement relating to the Company’s meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement.

At or prior to the Effective Time of the Merger, Parent, a direct or indirect wholly owned subsidiary of Parent designated in the CVR Agreement and a rights agent will enter into a Contingent Value Rights Agreement, in the form attached as Annex I to the Merger Agreement, with such changes as may be permitted by the Merger Agreement (the “CVR Agreement”).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions to allow the Board of Directors to exercise its fiduciary duties. These exceptions include that, subject to the terms and conditions of the Merger Agreement, if the Company receives an acquisition proposal that did not result from the Company’s breach of its no-shop covenants, and following such receipt, the Board of Directors determines in good faith, after consultation with its outside legal counsel, that such acquisition proposal is or could lead to a Superior Offer and the failure to terminate the Merger Agreement and change its recommendation of the Merger to the Company’s stockholders would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, then the Company is permitted to terminate the Merger Agreement and the Board of Directors is permitted to change its recommendation of the Merger to the Company’s stockholders (subject to certain customary match rights in favor of Parent).

The Merger Agreement contains certain termination rights for the Company and Parent. Subject to the terms and conditions of the Merger Agreement, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 11:59 PM Eastern Time, on April 9, 2026, which period may be extended automatically for six months if at the end of the prior period, all conditions to closing of the Merger other than conditions relating to the HSR Act or other applicable antitrust and foreign direct investment laws have been obtained or waived as of such date, and extended for an additional six-month period if at the end of the prior period, all conditions to closing of the Merger other than conditions relating to the HSR Act or other applicable antitrust and foreign direct investment laws have been obtained or waived as of such date and either Company or Parent (in each of their sole discretion) provides prompt notice of such decision to extend (the “End Date”).

Upon termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $165,000,000. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company accepting a Superior Offer and entering an agreement for the consummation of a transaction which the Board of Directors determines constitutes a Superior Offer and (ii) due to the Board of Directors’ change of, or failure to reaffirm as required by the Merger Agreement, its recommendation of the Merger to the Company’s stockholders. The termination fee will also be payable if the Merger Agreement is terminated (i) (a) by Parent or the Company because the Merger is not consummated before the End Date (but in the case of a termination by the Company, only if Parent would not be prohibited from terminating the Merger Agreement on this basis because its material breach had caused or resulted in the Merger not being consummated by the End Date), (b) by Parent or the Company due to failure to obtain the requisite Company stockholder vote to adopt the Merger Agreement, or (c) by Parent because the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met (provided that neither Parent nor Merger Sub is then in breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met), (ii) prior to any such termination, a proposal to acquire 50% or more of the Company’s stock or assets is communicated to the Board of Directors or publicly disclosed and has not been withdrawn, and (iii) the Company enters into an agreement for, or consummates, a transaction involving an acquisition of 50% or more of the Company’s stock or assets within 12 months of such termination.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $185,000,000 in the event the Merger Agreement is terminated in certain specified circumstances, including if the Merger is not consummated before the End Date because certain conditions related to antitrust or foreign direct investment laws have not been satisfied.

At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the Closing Consideration (each, an “In the Money Option”), will be cancelled and converted into the right to receive a cash payment equal to the product of the excess of the Closing Consideration over the per share exercise price of such In-the-Money Option, multiplied by the total number of shares of Company common stock subject to such In-the-Money Option immediately prior to the Effective Time, plus one CVR for each share of Company common stock subject to such In-the-Money Option immediately prior to the Effective Time.

Holders of Company Options which have a per share exercise price equal to or exceeding the Closing Consideration (each, an “Out of the Money Option”) will be entitled to exercise such Out of the Money Options on a basis that allows such holders to participate in the Merger. Out of the Money Options that remain outstanding and unexercised as of the Effective Time will be cancelled for no consideration.

At the Effective Time, each then outstanding Company RSU will be cancelled and the holder thereof will be entitled to receive a cash payment equal to the product of the Closing Consideration and the number of shares of Company common stock subject to such Company RSU, plus one CVR for each share of Company common stock subject to the Company RSU.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement and (ii) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. In addition, the representations, warranties and covenants have been qualified by (a) matters specifically disclosed in certain of the Company’s filings with the United States Securities and Exchange Commission (“SEC”), (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement and (c) materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent and a rights agent will enter into the CVR Agreement governing the terms of the CVRs. The CVRs are contractual rights only and are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries.

Each CVR represents a non-tradeable contractual contingent right to receive $6.00, without interest and subject to applicable tax withholdings (the “Milestone Payment”), upon receipt by Parent or one of its affiliates or assignees, prior to June 30, 2031, of FDA Approval for efruxifermin for subcutaneous injection (whether alone or in combination with another product) for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis, and which expressly sets forth the foregoing as an indication in the indications and usage section of the FDA-approved prescribing information for such product (the “CVR Milestone”).

There can be no assurance that the CVR Milestone will be achieved by June 30, 2031, or that the Milestone Payment will become payable to holders of CVRs.

Additional Information

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the Form of CVR Agreement, which is attached as Annex I to the Merger Agreement, and the terms of which are incorporated herein by reference.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2025, the Board approved and adopted an amendment (the “Forum Selection Amendment”) to the Company’s existing Bylaws that amends and replaces the existing Article VI, Section 8 forum selection provision.

The Forum Selection Amendment is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

Press Release

On October 9, 2025, the Company issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 9, 2025, by and among Akero Therapeutics, Inc., Novo Nordisk A/S and NN Invest Sub, Inc.*

3.1	Amendment to Akero Therapeutics, Inc.’s Bylaws, dated October 8, 2025.

99.1	Press Release issued by Akero Therapeutics, Inc. on October 9, 2025.

104	Cover Page Interactive Data File

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

* * *

Important Information and Where to Find It

This Current Report on Form 8-K may be deemed solicitation material in respect of the proposed transaction by and among Akero Therapeutics, Inc. (the “Company” or “Akero”), Novo Nordisk A/S (“Parent”) and NN Invest Sub, Inc. This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with the proposed transaction between Akero and Parent, Akero intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Akero stockholders. Akero may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Akero may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Akero through the website maintained by the SEC at www.sec.gov, Akero’s website at https://ir.akerotx.com/financial-information/sec-filings or by contacting the Akero investor relations department at the following:

Christina Tartaglia

(212) 362-1200

IR@akerotx.com

Participants in the Solicitation

This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. Akero and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Akero’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of Akero’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024, which was filed with the SEC on February 28, 2025 and (ii) the “Proposal 1 – Election of Class  III Directors,” “Executive Compensation,” and “Principal Stockholders” sections of Akero’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025, and will be contained in the proxy statement to be filed by Akero in connection with the proposed transaction. Any change of the holdings of Akero’s securities by its directors or executive officers from the amounts set forth in the proxy statement for its 2025 annual meeting of stockholders have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Jonathan Young, filed on October  3, 2025, September  12, 2025, September  4, 2025, August 13, 2025, July  2, 2025, June  20, 2025 and June  12, 2025; by Catriona Yale, dated September  12, 2025, July 18, 2025, July  2, 2025, June 20, 2025, June  20, 2025, June  12, 2025 and May  19, 2025; by Richard William White, dated September  12, 2025, July 2, 2025, June  20, 2025 and June  12, 2025; by Timothy Rolph, dated September  12, 2025, September  10, 2025, August 7, 2025, July  9, 2025, July 2, 2025, June  20, 2025, June 12, 2025, June  9, 2025, May 8, 2025 and April  28, 2025; by Andrew Cheng, dated September  12, 2025, August  13, 2025, July 11, 2025, July  2, 2025, June 20, 2025, June  12, 2025 and May  13, 2025; by Scott Gangloff, dated August  19, 2025, July  2, 2025 and June  20, 2025; by Jane Henderson, dated August  12, 2025 and June  5, 2025; by Patrick Lamy, dated July  3, 2025, July 2, 2025, June  20, 2025, June 20, 2025, June  12, 2025, June 4, 2025, May  23, 2025 and May  9, 2025; by Mark T. Iwicki, dated June  5, 2025; by Seth Loring Harrison, dated June  5, 2025; by Yuan Xu, dated June  5, 2025; by Tomas J. Heyman, dated June  5, 2025; by Judy Chou, dated June  5, 2025; and by Graham G. Walmsley, dated June 5, 2025. Akero stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Akero directors and executive officers in the transaction, which may be different than those of Akero stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. These documents (when available) may be obtained free of charge from the website maintained by the SEC at www.sec.gov and Akero’s website at https://ir.akerotx.com/financial-information/sec-filings.

Forward-Looking Statements Disclaimer

This communication contains forward-looking statements related to Akero, Parent and the proposed acquisition of Akero by Parent (the “Transaction”) that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this communication, Akero’s forward-looking statements include, without limitation, statements regarding the Transaction, and about the parties’ ability to satisfy the conditions to the consummation of the Transaction; statements about the expected timetable for completing the transaction; Akero’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Akero, the U.S. Food and Drug Administration’s (“FDA”) approval of Akero’s new drug application for efruxifermin for the treatment of metabolic dysfunction-associated steatohepatitis, Akero’s ability to commercialize current and future product candidates, the anticipated timing of closing of the Transaction and the accuracy of any assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performances and are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the ability to obtain shareholder approval; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of October 9, 2025, among Akero Therapeutics, Inc., Novo Nordisk A/S and NN Invest Sub, Inc (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability for the parties to consummate the Transaction on a timely basis or at all; risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive any payments in respect of those CVRs; the possibility that competing offers will be made; the possibility that various closing conditions, including the ability to secure regulatory approvals and stockholder approval on terms expected, at all or in a timely manner, for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of the Transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; that Parent may not realize the potential benefits of the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; the risk that the Transaction will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s business during the period between now and the closing of the Transaction; certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the Transaction; the ability to maintain or expand regulatory approvals or commercialize the Company’s products; that the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the uncertainty associated with the current worldwide economic and financial conditions in the United States and around the word, including as a result of pandemics and epidemics, rising inflation, increased interest rates, natural disasters, military conflicts, terrorist attacks and other similar matters; actual or contingent liabilities; and other risks listed under the heading “Risk Factors” in Akero’s periodic reports filed with the SEC, including quarterly reports on Form 10-Q and annual reports on Form 10-K. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the SEC in connection with the Transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to Akero and Parent, and Akero and Parent disclaim any obligation to update the information contained in this communication as new information becomes available except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2025

Akero Therapeutics, Inc.

By:	/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among:

AKERO THERAPEUTICS, INC.

a Delaware corporation;

NOVO NORDISK A/S,

a Danish aktieselskab; and

NN INVEST SUB, INC,

a Delaware corporation

Dated as of October 9, 2025

Table of Contents

Section 1

MERGER TRANSACTION

1.1	Merger of Merger Sub into the Company	2
1.2	Effect of the Merger	2
1.3	Closing; Effective Time	2
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	3
1.5	Conversion of Shares	3
1.6	Surrender of Certificates; Stock Transfer Books	4
1.7	Dissenters’ Rights	7
1.8	Treatment of Company Equity Awards and Company ESPP	7
1.9	Further Action	9

Section 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1	Due Organization; Subsidiaries, Etc.	9
2.2	Certificate of Incorporation and Bylaws	10
2.3	Capitalization, Etc.	10
2.4	SEC Filings; Financial Statements	12
2.5	Absence of Changes; No Material Adverse Effect	14
2.6	Title to Assets	15
2.7	Real Property	15
2.8	Intellectual Property	15
2.9	Contracts	17
2.10	Liabilities	19
2.11	Compliance with Legal Requirements	20
2.12	Regulatory Matters	20
2.13	Certain Business Practices	22
2.14	Governmental Authorizations	22
2.15	Tax Matters	23
2.16	Employee Matters	24
2.17	Employee Plans	25
2.18	Environmental Matters	27
2.19	Insurance	28
2.20	Legal Proceedings; Orders	28
2.21	Authority; Binding Nature of Agreement	29
2.22	Takeover Laws	29
2.23	Non-Contravention; Consents	29
2.24	Opinion of Financial Advisor	30
2.25	Brokers and Other Advisors	30
2.26	Acknowledgments by the Company	30

i

Section 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

3.1	Due Organization	31
3.2	Merger Sub	31
3.3	Authority; Binding Nature of Agreement	32
3.4	Non-Contravention; Consents	32
3.5	Disclosure	33
3.6	Absence of Litigation	33
3.7	Funds	33
3.8	Ownership of Shares	34
3.9	Acknowledgement by Parent and Merger Sub	34
3.10	Brokers and Other Advisors	34

Section 4

CERTAIN COVENANTS OF THE COMPANY

4.1	Access and Investigation	35
4.2	Operation of the Acquired Corporations’ Business	35
4.3	No Solicitation	39
4.4	Preparation of Merger Proxy Statement; Stockholder Meeting	40

Section 5

ADDITIONAL COVENANTS OF THE PARTIES

5.1	Company Board Recommendation	43
5.2	Filings, Consents and Approvals	45
5.3	Employee Benefits	47
5.4	Indemnification of Officers and Directors	49
5.5	Stockholder Litigation	50
5.6	Additional Agreements	50
5.7	Disclosure	51
5.8	Takeover Laws	51
5.9	CVR Agreement	51
5.10	Section 16 Matters	52
5.11	Stock Exchange Delisting; Deregistration	52
5.12	Notification of Certain Events	52

ii

Section 6

CONDITIONS PRECEDENT TO THE MERGER

6.1	Conditions to Each Party’s Obligations to Effect the Merger	52
6.2	Conditions to Obligations of Parent and Merger Sub to Effect the Merger	53
6.3	Conditions to Obligations of the Company to Effect the Merger	54

Section 7

TERMINATION

7.1	Termination	55
7.2	Effect of Termination	56
7.3	Expenses; Termination Fees	57

Section 8

MISCELLANEOUS PROVISIONS

8.1	Amendment	59
8.2	Waiver	59
8.3	No Survival of Representations and Warranties	60
8.4	Entire Agreement; Counterparts	60
8.5	Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies	60
8.6	Assignability	61
8.7	No Third Party Beneficiaries	61
8.8	Notices	62
8.9	Severability	63
8.10	Obligation of Parent	64
8.11	Construction	64

Exhibits

Exhibit A	Certain Definitions

Annexes

Annex I	CVR Agreement
Annex II	Form of Certificate of Incorporation of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of October 9, 2025, by and among: Novo Nordisk A/S, a Danish aktieselsab (“Parent”); NN Invest Sub, Inc, a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”); and Akero Therapeutics, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

INTRODUCTION

Parent desires to acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of Company Common Stock (the “Shares”) as of the Effective Time (other than Excluded Shares and Dissenting Shares) shall be cancelled and converted into the right to receive (x) $54.00 per Share, in cash, without interest thereon and subject to any withholding of Taxes (the “Closing Consideration”) and (y) one (1) contractual contingent value right (a “CVR”), which shall represent the right to receive the Approval Milestone Payment (as such term is defined in the CVR Agreement) subject to the terms and conditions set forth in the CVR Agreement (the consideration contemplated by (x) and (y), together, the “Merger Consideration”), and (ii) the Company shall become a direct or indirect wholly owned Subsidiary of Parent as a result of the Merger.

The board of directors of the Company (the “Board of Directors”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) declared it advisable to enter into this Agreement, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, (iv) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in this Agreement, and (v) resolved to recommend that the stockholders of the Company adopt this Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof (the preceding clauses (i), (ii) and (v) collectively, the “Company Board Recommendation”), in each case, on the terms and subject to the conditions of this Agreement.

The board of directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.

At or immediately prior to the Effective Time, Parent, a direct or indirect wholly owned subsidiary of Parent designated in the CVR Agreement (the “CVR Parent”), and an agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement, in the form attached hereto as Annex I (subject to changes permitted by Section 5.9) (the “CVR Agreement”).

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

MERGER TRANSACTION

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company and Parent shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company will continue as the Surviving Corporation.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3 Closing; Effective Time.

(a) Unless this Agreement shall have been terminated pursuant to Section 7, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place via the electronic exchange of documents by the Parties, as soon as practicable (and in no event later than three (3) business days) following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver (by the Party or parties entitled to the benefits thereof) of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of such conditions at the Closing); provided, that if any of the conditions set forth in Section 6 are not satisfied or, to the extent permitted by applicable Legal Requirements, waived as of such date, then the Closing shall take place on the third (3rd) business day on which all conditions set forth in Section 6 are satisfied or, to the extent permitted by applicable Legal Requirements, waived, unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form reasonably agreed upon between the Parties and as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the Parties shall take all such further actions as may be required by applicable Legal Requirements to make the Merger effective. The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time the Merger is effective, the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) As of the Effective Time, the certificate of incorporation of the Company shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex II and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a).

(b) As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.

(c) As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Prior to the Effective Time, each director of the Company immediately prior to the Effective Time shall execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors, conditioned upon and effective as of the Effective Time.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) any Shares held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any Shares held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or Merger Sub shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor (such Shares together with the Shares described in the preceding clause (i), the “Excluded Shares”);

(iii) except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each Share outstanding immediately prior to the Effective Time (other than any Dissenting Shares, which shall have only those rights set forth in Section 1.7) shall be converted into the right to receive the Merger Consideration, in each case without any interest thereon and subject to any withholding of Taxes in accordance with Section 1.6(e); and

(iv) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

From and after the Effective Time, subject to this Section 1.5(a), all Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Shares (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Shares in accordance with Section 1.6, or, in the case of Dissenting Shares, the rights set forth in Section 1.7.

(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.

1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which holders of such Shares shall become entitled pursuant to Section 1.5. Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration as and when payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided that such investments shall be (w) in obligations of or guaranteed by the United States of America, (x) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (y) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or (z) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that (i) there are any losses with respect to any such investments or (ii) the Payment Fund has diminished for any reason below the level required for the Paying Agent to make prompt cash payment pursuant to Section 1.5, Parent or the Surviving Corporation shall promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is, at all times during the duration of the Payment Fund, maintained at a level sufficient for the Paying Agent to promptly make such payments pursuant to Section 1.5. Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.

(b) Promptly after the Effective Time (but in no event later than three (3) business days thereafter), the Surviving Corporation shall cause to be delivered to each Person who was, at the Effective Time, a holder of record of (i) Shares represented by a certificate evidencing such Shares (“Certificated Shares”) or (ii) Book-Entry Shares, who, in each case (i) and (ii) was entitled to receive the Merger Consideration pursuant to Section 1.5, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificated Shares shall pass, only upon proper delivery of the certificates evidencing such Certificated Shares (the “Certificates”) (or affidavits of loss in lieu thereof and the posting of a customary bond in accordance with Section 1.6(f), if applicable) to the Paying Agent, or a customary agent’s message with respect to Book-Entry Shares, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration payable in respect of such Shares pursuant to Section 1.5. Upon surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof and the posting of a customary bond in accordance with Section 1.6(f), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificated Shares or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Certificated Share or Book-Entry Share, and such Certificates and Book-Entry Shares shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Certificated Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such transfer or other Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 1.6(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6, each Certificated Share and Book-Entry Share (in each case, other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 1.5.

(c) At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.5) which had been made available to the Paying Agent and not disbursed to holders of Certificated Shares or Book-Entry Shares, (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving

Corporation nor the Paying Agent shall be liable to any holder of Certificated Shares or Book-Entry Shares for the Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(e) Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their Affiliates, shall be entitled to deduct and withhold (or cause the Paying Agent or the Rights Agent to deduct and withhold) from the Merger Consideration payable to any holder of the Shares or Company Equity Awards or any other amount otherwise payable pursuant to this Agreement or the CVR Agreement such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. Any compensatory amounts payable pursuant to or as contemplated by this Agreement shall be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. Each such withholding agent shall take all action that may be necessary to ensure that any such amounts so withheld are timely and properly remitted to the appropriate Governmental Body. To the extent that amounts are so withheld and remitted to the appropriate Governmental Body, such withheld amounts (not including any such additional amounts caused by the withholding agent’s failure to timely and properly remit the deducted or withheld amount to the appropriate Governmental Body) shall be treated for all purposes of this Agreement or the CVR Agreement as having been paid to the holder of the Shares, holder of Company Equity Awards or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Certificated Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration payable with respect to such Certificated Shares), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Certificated Shares formerly represented by such Certificate, as contemplated by this Section 1.

1.7 Dissenters’ Rights. Notwithstanding anything to the contrary in this Agreement, any Shares outstanding immediately prior to the Effective Time which are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but shall, by virtue of the Merger, be automatically cancelled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), and such Shares shall no longer be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Parent and Merger Sub shall have the right to participate in and, after the Effective Time, control all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), settle or offer to settle, or make any payment with respect to, any such demands, approve any withdrawal of any such demands or agree or commit to do any of the foregoing.

1.8 Treatment of Company Equity Awards and Company ESPP.

(a) At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per Share exercise price that is less than the Closing Consideration (each, an “In the Money Option”), shall be (i) deemed fully vested and (ii) cancelled and converted into the right of the holder thereof to receive (i) a cash payment (without interest and less applicable Tax withholdings and other authorized deductions) equal to the product of (A) the excess of (x) the Closing Consideration over (y) the per Share exercise price of such In-the-Money Option, multiplied by (B) the total number of Shares subject to such In-the-Money Option immediately prior to the Effective Time, which shall be payable in accordance with Section 1.8(d) and (ii) one (1) CVR for each Share subject to such In-the-Money Option immediately prior to the Effective Time.

(b) At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per Share exercise price that equals or exceeds the Closing Consideration (each, an “Out of the Money Option”), to the extent not vested, will become fully vested as of prior to the Effective Time, and the Company shall permit the holders of Out-of-the-Money Options to exercise such Out-of-the-Money Options prior to the Effective Time on a basis that allows such holders to participate in the Merger with respect to any Shares acquired under such Out-of-the-Money Options as a holder of Shares, with any Out-of-the-Money Options that remain outstanding and unexercised as of the Effective Time cancelled for no consideration at the Effective Time, without any action on the part of Parent, the Company or any other Person.

(c) At the Effective Time, each then outstanding Company RSU shall be (i) deemed fully vested and (ii) cancelled and converted into the right of the holder thereof to receive (i) a cash payment (without interest and less applicable Tax withholdings and other authorized deductions) equal to the product of (A) the Closing Consideration multiplied by (B) the number of Shares subject to such Company RSU immediately prior to the Effective Time, which shall be payable in accordance with Section 1.8(d), and (ii) one (1) CVR for each Share subject to such Company RSU immediately prior to the Effective Time.

(d) As soon as reasonably practicable (but in any event no later than the second payroll date) after the Effective Time or as soon as reasonably practicable following the date the Approval Milestone Payment is made in respect of a CVR, as applicable, the Surviving Corporation shall pay the Company Equity Award holders through its payroll system, payroll provider or the Company’s standard accounts payable procedures, as applicable, all amounts required to be paid to such holders in respect of In the Money Options and Company RSUs that are canceled and converted pursuant to this Section 1.8, less applicable Tax withholdings and other authorized deductions. Notwithstanding anything to the contrary in this Agreement, no Approval Milestone Payment that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be allocated or paid in respect of any Company Option or Company RSU, except to the extent permissible under Treasury Regulation Section 1.409A-3(i)(5)(iv)(A).

(e) To the extent a payment made pursuant to the timing set forth in this Section 1.8 would trigger a Tax or penalty under Section 409A of the Code, such payment shall be made on the earliest date that payment would not trigger such Tax or penalty.

(f) Prior to the Effective Time, the Company, the Board of Directors or the applicable committee thereof, as applicable, shall take all actions required to effect the transactions described in this Section 1.8 and to terminate the Company Equity Plans effective immediately prior to, and contingent upon, the Effective Time with no further liability or obligation with respect to any awards granted thereunder other than the right of the holders of Company Equity Awards to receive the consideration set forth in this Section 1.8.

(g) The Board of Directors (or the applicable committee thereof) shall adopt resolutions or take such other actions as may be required to (i) provide that (A) the commencement of any future offering period will be suspended following the date of this Agreement under the Company ESPP unless and until this Agreement is terminated, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the current offering period from those in effect as of the date of this Agreement, (C) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time, and (D) each outstanding purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is no later than five (5) business days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Shares returned to the participant), and (ii) terminate the Company ESPP effective immediately prior to, and contingent upon, the Effective Time.

1.9 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

1.10 Certain Tax Deliverables. Unless prohibited by applicable Law, at the Closing, the Company shall deliver to Parent and Merger Sub a properly executed certification that complies with the requirements under Treasury Regulations Section 1.1445-2(c)(3), and a properly executed notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), in each case, dated as of the Closing Date and in a form reasonably acceptable to Parent.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to (a) exceptions and disclosures set forth in the section or subsection of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 2; (b) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent it is reasonably apparent that such exception or disclosure is applicable to qualify such other section or subsection; and (c) disclosure in the Company SEC Documents filed after January 1, 2025 and publicly available prior to the close of business on the third (3rd) business day preceding the date of this Agreement (other than any information in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents or other general cautionary or forward-looking statements in any other sections of such Company SEC Documents)); provided that (i) clauses (b) and (c) of this paragraph shall not apply to the representation and warranty set forth in Section 2.5(b) (No Material Adverse Effect) and (ii) clause (c) of this paragraph shall not apply to any of the representations and warranties set forth in Section 2.1(a) and (b) (Due Organization; Subsidiaries, Etc.), Section 2.3 (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), or Section 2.23 (Non-Contravention; Consents):

2.1 Due Organization; Subsidiaries, Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company’s only Subsidiary is set forth on Section 2.1 of the Company Disclosure Schedule (the Company and its Subsidiary, each an “Acquired Corporation” and collectively, the “Acquired Corporations”). Each Acquired Corporation has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each Acquired Corporation is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where such failure does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s Subsidiary is duly organized, validly existing and in good standing under the laws of Massachusetts.

(b) The Company owns beneficially and of record all of the outstanding shares of capital stock of the other Acquired Corporations, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Except for the shares of capital stock of the other Acquired Corporations held by the Company, no Acquired Corporation owns, directly or indirectly, any capital stock or equity interests of, or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, any capital stock or equity interests of, any Entity.

2.2 Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Corporation, including all amendments thereto, as in effect on the date hereof.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 150,000,000 Shares, of which 80,164,822 Shares had been issued and were outstanding as of the close of business on October 7, 2025 (the “Reference Date”); and (ii) 10,000,000 shares of Company Preferred Stock, of which no shares are outstanding. All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Since the Reference Date through the date of this Agreement, the Company has not issued any new Shares or other Company Securities except upon the vesting of Company RSUs outstanding as of the Reference Date or upon the exercise of Company Options or Company Warrants outstanding as of the Reference Date in accordance with their terms, and, since the Reference Date through the date of this Agreement, the Company has not issued any Company Options, Company Warrants or other equity-based awards, in each case, other than pursuant to any offer of employment or Contract executed on or prior to the Reference Date and made available in the Data Room.

(b) All of the outstanding shares of the capital stock of the Company’s Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

(c) (i) None of the outstanding shares of capital stock of the Acquired Corporations are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Acquired Corporations are subject to any right of first refusal in favor of any Acquired Corporation; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Corporation having a right to vote on any matters on which the stockholders of the Acquired Corporations have a right to vote; and (iv) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Acquired Corporations. No Acquired Corporation is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Acquired Corporations, except in connection with any acquisitions, or deemed acquisitions, of Shares or other equity securities of the Company in connection with (x) the withholding of Taxes in connection with the exercise, vesting or settlement of Company Equity Awards and (y) forfeitures of Company Equity Awards. The Shares constitute the only outstanding class of securities of the Company registered under the Securities Act.

(d) As of the close of business on the Reference Date: (i) 7,351,422 Shares were issuable upon the exercise of outstanding Company Options; (ii) 722,728 Shares were issuable upon the vesting or settlement of outstanding Company RSUs; (iii) 2,365,270 Shares remain available for future issuance under the Company ESPP; (iv) 10,824 Shares were issuable upon the exercise of outstanding purchase rights for the current offering period under the Company ESPP (assuming a purchase price equal to the closing price of a Share on the first day of the offering period under the Company ESPP); (v) 64,257 Shares were issuable upon the exercise of the Hercules Warrants; and (vi) 1,958,247 Shares were issuable upon the exercise of the Pre-Funded Warrants. Other than as set forth in this Section 2.3, there are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect the Company. Except for the Hercules Warrants and the Pre-Funded Warrants, there are no Company Warrants outstanding as of the close of business on the Reference Date. Other than the execution of this Agreement, there has been no event that would cause an adjustment to the number of Shares issuable upon exercise, or the strike price of, the Company Warrants.

(e) Section 2.3(e) of the Company Disclosure Schedule sets forth a schedule of each outstanding Company Equity Award as of the close of business on the Reference Date, including (i) the type of award (e.g., stock option, restricted stock unit, etc.), (ii) the number and class of equity interests underlying such award, (iii) the name or identification number of the holder thereof, (iv) the grant date, and (v) the exercise price, if applicable. Each Company Equity Award was granted in accordance with the terms of the applicable Company Equity Plan and in compliance with all applicable Legal Requirements, and each Company Option (i) has an exercise price that is no less than the fair market value of the Shares underlying such Company Option on the grant date and (ii) does not constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code. No later than five (5) business days prior to the anticipated Closing Date, the Company shall provide Parent with a revised version of the schedule required under this Section 2.3(e), updated as of the date such updated schedule is delivered.

(f) Section 2.3(f) of the Company Disclosure Schedule sets forth a schedule of each outstanding Company Warrant as of the Reference Date, including, for each Company Warrant, (i) the number of Shares subject thereto, (ii) the holder thereof, (iii) the issuance date, (iv) the exercise price and (v) the expiration date, if applicable. No later than five (5) business days prior to the anticipated Closing Date, the Company shall provide Parent with a revised version of the listing required under this Section 2.3(f), updated as the date such updated schedule is delivered.

(g) There are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to any Subsidiary of the Company.

(h) Except (x) as set forth in this Section 2.3, (y) for the Company Equity Awards outstanding as of the date of this Agreement and purchase rights under the Company ESPP and (z) the Company Warrants, there are no: (i) outstanding shares of capital stock of or other securities of any Acquired Corporation; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit, equity-based, incentive equity or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any Acquired Corporation, in each case other than derivative securities not issued by an Acquired Corporation; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Corporation; or (iv) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which any Acquired Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities (clauses (i) through (iv), collectively, the “Company Securities”).

2.4 SEC Filings; Financial Statements.

(a) Since January 1, 2022, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). No Subsidiary of the Company is required to file any form, report, registration statement, schedule, statement, exhibit or other document with the SEC. As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

(c) The Company maintains, and at all times since January 1, 2022 has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. To the knowledge of the Company, since January 1, 2025, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (2) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting; or (3) any claim or allegation of the foregoing.

(d) The Company maintains, and at all times since January 1, 2022 has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.

(e) The Company is not a party to, nor does it have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company SEC Documents.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. None of the Company SEC Documents is the subject of ongoing SEC review, and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

(g) Each document required to be filed by the Company with the SEC in connection with the Transactions, including the Merger Proxy Statement, when filed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Merger Proxy Statement, at the time of the filing of such Merger Proxy Statement or any supplement or amendment thereto with the SEC and at the time such Merger Proxy Statement or any supplements or amendments thereto are first distributed or otherwise disseminated to the Company’s stockholders and at the time of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(i) Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub, specifically for inclusion or incorporation by reference in the Merger Proxy Statement.

2.5 Absence of Changes; No Material Adverse Effect. From January 1, 2025 through the date of this Agreement:

(a) (i) except for discussions, negotiations and activities related to this Agreement or other potential strategic transactions, the Acquired Corporations have operated in all material respects in the ordinary course of business consistent with past practice and (ii) no Acquired Corporation has taken any action that would have constituted a breach of Section 4.2(b) had such action been taken after the execution of this Agreement without the prior consent of Parent; and

(b) there has not occurred any event, occurrence, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

2.6 Title to Assets. Each Acquired Corporation has good and valid title to all material assets (excluding Intellectual Property Rights) set forth in its most recent financial statements or otherwise purported to be owned by an Acquired Corporation, and such assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances).

2.7 Real Property.

(a) The Acquired Corporations do not own any real property.

(b) Section 2.7(b) of the Company Disclosure Schedule sets forth an accurate and complete list in all material respects of all real property currently leased, subleased or licensed by or from the Acquired Corporations or otherwise used or occupied by the Acquired Corporations. The Acquired Corporations hold valid and existing leasehold interests in the real property that is leased or subleased by the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. There are no outstanding options, rights of first offer or rights of first refusal in favor of any other party to purchase or lease the Leased Real Property or any portion thereof or interest therein. Since January 1, 2022, no Acquired Corporation has received any written notice regarding any material violation or breach or default under any lease related to the Leased Real Property that has not since been cured.

2.8 Intellectual Property.

(a) Section 2.8(a) of the Company Disclosure Schedule sets forth a complete and accurate (in all material respects) list, as of the date of this Agreement, of all Patents, Trademarks and Copyrights included within Company IP that are registered or issued under the authority of any Governmental Body, and all applications for any of the foregoing (the foregoing, the “Company Registered IP”), including for each item (i) the name of the current record owner, (ii) the jurisdiction of application or registration and (iii) the application or registration number, and all such Patents, Trademarks and Copyrights included therein are subsisting and, to the knowledge of the Company, other than pending applications therefor, valid and enforceable. As of the date of this Agreement, no interference, opposition, reissue, reexamination proceeding, cancellation proceeding, or other Legal Proceeding (other than routine examination proceedings with respect to pending applications) is pending or, to the knowledge of the Company, threatened in writing against any Acquired Corporation, (i) in which the scope, validity, enforceability, priority, inventorship or ownership of any Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation is being contested or challenged or (ii) based upon, or challenging, or seeking to deny or restrict, any right of any Acquired Corporation in any of the Company IP. All registration, maintenance and renewal fees applicable to any Company Registered IP that are currently due have been paid, and all documents related thereto have been timely filed with the relevant Governmental Body for the purposes of maintaining such items.

(b) The Acquired Corporations (i) are the sole and exclusive owners of, and have good and valid title to, all Company Owned IP, free and clear of all Encumbrances other than Permitted Encumbrances, and (ii) own, or have a valid and enforceable license to use, all Intellectual Property Rights necessary for, or used or held for use in, the conduct of the business of the Acquired Corporations as presently conducted.

(c) To the knowledge of the Company, (i) no funding, facilities or personnel of any Governmental Body, university, research institute or other educational institution has been used to develop any of the material Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation, nor (ii) has any such Company IP been developed pursuant to, or in connection with, a Contract between an Acquired Corporation, on the one hand, and a Governmental Body, university, research institute or other educational institution, on the other hand, with respect to clauses (i)-(ii), except for any such Contract, funding or use of facilities or personnel that does not result in such Governmental Body, university, research institute or other educational institution, having any right, title, or interest to such Intellectual Property Rights (including any “march in” or co-ownership rights).

(d) The Acquired Corporations have taken reasonable steps to maintain the confidentiality of Trade Secrets included in the Company IP and, to the knowledge of the Company, there has not been any disclosure of or access to any such Trade Secrets in a manner that has resulted in the loss of trade secret or other similar rights in and to such information.

(e) To the knowledge of the Company, the operation of the Acquired Corporations’ business as currently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by any other Person. As of the date of this Agreement, (i) no Legal Proceeding is pending (or threatened in writing or, to the knowledge of the Company, otherwise threatened) against an Acquired Corporation alleging infringement, misappropriation or other violation of any Intellectual Property Rights of another Person and (ii) since January 1, 2022, to the knowledge of the Company, no Acquired Corporation has received any written notice or other written communication alleging infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Corporation.

(f) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, and no Person has infringed, misappropriated or otherwise violated, any Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation. As of the date of this Agreement, no Legal Proceeding is pending or threatened in writing by an Acquired Corporation alleging infringement, misappropriation or other violation of any Company Owned IP or Company In-Licensed IP exclusively licensed to any Acquired Corporation by any Person.

(g) There exist no restrictions on the disclosure, use, license or transfer of any Company Owned IP or, to the knowledge of the Company, any Company In-Licensed IP. The consummation of the Transactions will not alter, encumber, impair or extinguish any Company Owned IP or any Acquired Corporation’s rights under any Company In-Licensed IP.

(h) All founders, key employees and any other employees involved in the development of Company Owned IP have signed confidentiality and invention assignment agreements or similar agreements for the transfer or assignment of such Company Owned IP with an Acquired Corporation pursuant to which such Acquired Corporation has obtained ownership of and are the exclusive owners of such Company Owned IP.

(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company IT Assets operate and perform in a manner that permits the Acquired Corporations to conduct their businesses as currently conducted, (ii) the Acquired Corporations have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Assets (and all information and transactions stored therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption and (iii) to the knowledge of the Company, there has been no unauthorized use, access, interruption, modification, corruption, damage, disclosure, loss or other misuse of any Company IT Assets (or any information or transactions stored therein or transmitted thereby).

2.9 Contracts.

(a) Section 2.9(a) of the Company Disclosure Schedule identifies each Contract to which any Acquired Corporation is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following (excluding any Employee Plan) to which any Acquired Corporation is a party or by which it is bound as of the date of this Agreement constitutes a “Material Contract”:

(i) any Contract that is a settlement, conciliation or similar agreement between any Acquired Corporation and any Governmental Body and pursuant to which (A) an Acquired Corporation will be required after the date of this Agreement to pay any monetary obligations or (B) that contains material obligations or limitations on such Acquired Corporation’s conduct;

(ii) any Contract between any Acquired Corporation and any third Person (A) materially limiting the freedom or right of any Acquired Corporation to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by any Acquired Corporation, or (C) containing exclusivity obligations or otherwise materially limiting the freedom or right of any Acquired Corporation (or, following the Closing, Parent or any of its Affiliates) to solicit, sell, distribute or manufacture any products or services for any other Person;

(iii) any Contract that requires by its terms or is reasonably expected to require the payment or delivery of cash or other consideration (A) to any Acquired Corporation in an amount having an expected value in excess of $500,000 in the fiscal year ending December 31, 2025 or (B) by any Acquired Corporation in an amount having an expected value in excess of $2,000,000 for the fiscal year ending December 31, 2025 or any future fiscal year and, in the case of clause (B), which cannot be cancelled by such Acquired Corporation without penalty or further payment without more than ninety (90) days’ notice (excluding any In-bound License or Out-bound License);

(iv) any Contract relating to Indebtedness in an aggregate principal amount in excess of $500,000 (whether incurred, assumed, guaranteed or secured by any asset);

(v) any Contract between an Acquired Corporation and a third Person (A) for the disposition of any material assets or business of the Acquired Corporations or (B) for the acquisition of a material portion of the assets or business of, or ownership interests in, any third Person (whether by merger, sale of stock or assets or otherwise), in each case (A) or (B) that contains continuing indemnities or other material obligations or any continuing “earn out” or other royalties, milestone payments or similar contingent payment obligations on the part of an Acquired Corporation;

(vi) any Contract between any Acquired Corporation and any third Person constituting or relating to the formation, creation, operation, management or control of a joint venture, collaboration, partnership or similar revenue sharing arrangement;

(vii) any Contract that by its express terms requires an Acquired Corporation, or any successor to, or acquirer of, an Acquired Corporation, to make any payment to another Person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;

(viii) any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of an Acquired Corporation, the pledging of the capital stock or other equity interests of an Acquired Corporation or the issuance of any guaranty by an Acquired Corporation;

(ix) any Contract pursuant to which an Acquired Corporation is granted any license or other right (including any option, right of first refusal, other preferential right or covenant not to be sued) from a third Person under any Intellectual Property Right (each an “In-bound License”), or grants a license or other right (including any option, right of first refusal, other preferential right or covenant not to be sued) to a third Person under any Intellectual Property Right owned, purported to be owned or exclusively in-licensed by an Acquired Corporation (each an “Out-bound License”) (provided, that, (a) In-bound Licenses shall exclude licenses for commercially available off-the-shelf software and agreements (including clinical trial, sponsored research and service agreements) in which the license of Intellectual Property Rights is incidental to the performance of such Contract, non-disclosure agreements or material transfer agreements, and (b) Out-bound Licenses shall exclude non-exclusive outbound licenses granted in the ordinary course of business consistent with past practice and in which the license of Intellectual Property Rights is incidental to the performance of such Contract (including, for clarity, such licenses contained in clinical trial agreements, manufacturing or supply agreements, non-disclosure agreements, sponsored research agreements, service agreements, or material transfer agreements));

(x) any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S- K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xi) any Contract with any Affiliate (other than another Acquired Corporation), director or executive officer (as such term is defined in the Exchange Act) of the Company, Person holding five percent (5%) or more of the Shares, or, to the knowledge of the Company, any Affiliate (other than the Company) or immediate family member of any of the foregoing;

(xii) any Contract that is a lease to which the Leased Real Property is subject; and

(xiii) any hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices).

(b) As of the date of this Agreement, the Company has either delivered or made available to Parent an accurate and complete copy of each Material Contract or has publicly made available an unredacted version of such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) database of the SEC. No Acquired Corporation nor, to the knowledge of the Company, any other party thereto (i) is in material breach of, or material default under, any Material Contract or (ii) has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Company, each other party thereto, a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. Since January 1, 2022, the Acquired Corporations have not received any written notice regarding any material violation or breach or default under any Material Contract that has not since been cured.

2.10 Liabilities. The Acquired Corporations do not have any liabilities (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities reflected or reserved against in the most recent financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations under Contracts binding upon the Acquired Corporations (other than resulting from any breach or acceleration thereof) either delivered or made available to Parent prior to the date of this Agreement or entered into in the ordinary course of business consistent with past practice; (iv) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2025 (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of a Legal Requirement or that relates to any cause of action, claim or lawsuit); and (v) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.11 Compliance with Legal Requirements. The Acquired Corporations are, and since January 1, 2022 have been, in compliance with all applicable Legal Requirements and, since January 1, 2022, no Acquired Corporation has been given written notice of, or been charged with, any violation of, any applicable Legal Requirement, except, in each case, as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole.

2.12 Regulatory Matters.

(a) Each Acquired Corporation is, and since January 1, 2022 has been, in compliance in all material respects with all Health Care Laws and Data Protection and Security Requirements, in each case as applicable to the operation of its business. No Acquired Corporation is subject to any ongoing enforcement, regulatory or administrative proceedings against such Acquired Corporation alleging non-compliance with Health Care Laws or similar Legal Requirements, and no such enforcement, regulatory or administrative proceeding has been threatened in writing. Since January 1, 2022, no Acquired Corporation has received any written notice or other communication from any Governmental Body alleging or asserting any material noncompliance with any applicable Health Care Law, including any warning letter, untitled letter, Form FDA-483, or similar written notice. The Company and the Acquired Corporations have implemented a compliance program that ensures compliance in all material respects with applicable Health Care Laws, Data Protection and Security Requirements and industry standards, including, without limitation, ensuring that all compensation paid to health care professionals does not take into account the volume or value of any future potential business generated for the Company.

(b) The Acquired Corporations hold all Regulatory Permits required for their business as currently conducted, and each such Regulatory Permit is valid and in full force and effect. The Acquired Corporations are in compliance in all material respects with the terms and requirements of such Regulatory Permits. Since January 1, 2022, there has been no material violation of or default under any Regulatory Permits, and no material deficiencies have been asserted in writing by any applicable Governmental Body with respect to any Regulatory Permits of the Acquired Corporations.

(c) All preclinical and clinical investigations sponsored by or on behalf of the Acquired Corporations have been and are being conducted in material compliance with applicable Health Care Laws, Data Protection and Security Requirements, clinical trial protocols, and other contractual or other requirements that regulate or limit the maintenance, use, disclosure, or transmission of medical records, clinical trial data, patient information, or other Personal Data made available to or collected by or on behalf of any of the Acquired Corporations in connection with the operation of the Acquired Corporations’ businesses. All preclinical and clinical study results described in the Company SEC Documents or otherwise made available to Parent (including summaries thereof) are accurate and complete in all material respects and fairly present the data derived from such studies in accordance with generally accepted industry standards and applicable Health Care Laws, and to the knowledge of the Company, there are no other studies or trials the results of, or other undisclosed data discrepancies, which are inconsistent with or otherwise could reasonably be expected to discredit or call into question the results described or referred to therein. No Acquired Corporation has received any written notice from the FDA or any other Governmental Body performing functions similar to those performed by the FDA, any institutional review board, or any clinical investigator with respect to any ongoing clinical or preclinical studies or tests alleging a lack of material compliance with any Health Care Laws, imposing a clinical hold, or requiring or recommending the termination, suspension or material modification of such studies or tests. Since January 1, 2022, no Acquired Corporation has initiated any recall, safety alert, or investigator notice relating to an alleged lack of safety or material regulatory noncompliance of any of the Acquired Corporations’ product candidates.

(d) The Acquired Corporations have filed with the FDA or any other Governmental Body performing functions similar to those performed by the FDA all required material applications, filings, declarations, listings, registrations, reports or submissions. All such applications, filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Health Care Laws when filed or have been supplemented in a subsequent filing, and no material deficiencies have been asserted in writing by any applicable Governmental Body with respect to any such filings, declarations, listings, registrations, reports or submissions.

(e) No Acquired Corporation has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. As of the date of this Agreement, no Acquired Corporation is the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. No Acquired Corporation nor, to the knowledge of the Company, any officer, employee, or agent of the Company, has been debarred, excluded from participation in federal healthcare programs or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Legal Requirement or (B) exclusion under 42 U.S.C. § 1320a-7 or any similar Legal Requirement. No Legal Proceeding that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of the Company, threatened against the Acquired Corporations or any of its officers, employees or agents.

(f) Except as set forth in Section 2.12(f) of the Company Disclosure Schedule, the Company has (i) obtained from all clinical trial participants all consents required under applicable Health Care Laws and Data Protection and Security Requirements, and (ii) provided to all clinical trial participants all notices required under applicable Health Care Laws and Data Protection and Security Requirements, to provide their Personal Data (including in pseudonymized or coded format) to Parent in connection with the Transactions.

(g) To the knowledge of the Company, there are no clinical trial participant injuries that should have been reported but were not yet reported to any applicable Governmental Body or institutional review board with respect to any clinical trials conducted by or on behalf of the Company.

(h) Each of the Acquired Corporations has Processed and continues to Process all Personal Data in compliance in all material respects with applicable Data Protection and Security Requirements, and each member of the Acquired Corporations has and continues to be in compliance with the DOJ Data Security Program to the extent that it processes “bulk U.S. sensitive personal data” (as defined in the DOJ Data Security Program). To the Company’s knowledge, no member of the Acquired Corporations is under investigation by any Governmental Body for a violation of Data Protection and Security Requirements with respect to Personal Data Processed by, or under the control of, the Acquired Corporations, or for violation of the DOJ Data Security Program.

(i) The Acquired Corporations have implemented and maintain reasonable and appropriate organizational, physical, administrative and technical measures that are commercially reasonable for the Company’s stage of development in the industry in which the Acquired Corporations operate to protect the operation, confidentiality, integrity, and security of all Personal Data of the Acquired Corporations, confidential information, and other data and information, in any format, generated or used in the conduct of the business, against unauthorized access, acquisition, interruption, alteration, modification, or use. The Acquired Corporations have not experienced (nor have any third parties acting on behalf of the Acquired Corporations) any actual or alleged Security Incident, including any breach of unsecured Personal Data for which notification to individuals, the media, or any Governmental Body is required under applicable Data Protection and Security Requirements.

(j) No Acquired Corporation is a “covered entity” or “business associate” as that term is defined in the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health and the regulations promulgated thereunder governing privacy, security and breach notification obligations with respect to individually identifiable health information (“HIPAA”), and no Acquired Corporation has entered into any business associate contracts as described in 45 C.F.R. § 164.504(e).

2.13 Certain Business Practices. No Acquired Corporation nor, to the knowledge of the Company, any of its Representatives (in each case, acting in the capacity of a Representative of such Acquired Corporation) has (i) used any funds (whether of an Acquired Corporation or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (iii) accepted any unlawful payments, or (iv) violated any provision of any Anti-Corruption Laws, Global Trade Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Legal Requirement of similar effect. No Acquired Corporation has received any written communication from a Governmental Body that alleges any of the foregoing clauses (i) through (iv).

2.14 Governmental Authorizations. The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted. The material Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect. The Acquired Corporations are in compliance with the terms and requirements of such Governmental Authorizations, except as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole.

2.15 Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to an Acquired Corporation with any Governmental Body (the “Company Returns”) have been timely filed (taking into account any extension of time within which to file that are automatically granted under applicable Legal Requirement or obtained in the ordinary course of business consistent with past practice) and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material Taxes of each Acquired Corporation (whether or not shown to be due and payable on any such Tax Return) have been timely paid, except any such Taxes being contested in good faith by appropriate proceedings and for which a reserve has been established in accordance with GAAP in the financial statements included in the Company SEC Documents filed prior to the date of this Agreement.

(c) (i) There is no threatened (to the knowledge of the Company), pending or ongoing material deficiency, dispute, audit or claim concerning any material Tax liability of any Acquired Corporation and (ii) no unresolved written claim has been received by any Acquired Corporation from any Governmental Body in any jurisdiction where such Acquired Corporation does not file material Tax Returns or pay material Taxes with respect to a particular type of Tax that such Acquired Corporation is or may be required to file any Tax Returns or subject to material Taxes with respect to such type of Tax in that jurisdiction. No extension or waiver of the statute of limitation period applicable to any material Company Returns has been granted and is currently in effect other than automatic extensions or waivers obtained in the ordinary course of business.

(d) No Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return or any similar affiliated, consolidated, combined or unitary group for U.S. state or local or non-U.S. Tax purposes (other than a group the common parent of which is or was the Company or another Acquired Corporation), or (ii) has any material liability for the Taxes of any other Person (other than another Acquired Corporation) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. law), or as a transferee or successor, by contract (other than pursuant to commercial agreements not primarily related to Taxes and entered into in the ordinary course of business) or otherwise pursuant to applicable Legal Requirement.

(e) During the two (2)-year period ending on the date hereof, none of the Acquired Corporations has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(f) No Acquired Corporation has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g) No Acquired Corporation (or any consolidated or combined group which includes any Acquired Corporation) will be required to include any material item of income in, or exclude any material item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date as a result of transactions or events occurring, or accounting methods employed, prior to the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) deferred revenue or advance payment received on or prior to the Closing Date, or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or incurred on or prior to the Closing Date.

(h) Adequate accruals and reserves in accordance with the applicable accounting standard (e.g., GAAP, IFRS) have been made in the financial statements (with respect to all periods covered thereby) for all material Taxes not yet due and payable by or with respect to the Acquired Corporations for periods prior to the Closing Date. Since the latest date covered by the financial statements, no material Tax liability has been incurred by or with respect to any Acquired Corporation outside the ordinary course of business.

(i) There are no material Encumbrances with respect to Taxes upon any of the assets or properties of any Acquired Corporation, other than Permitted Encumbrances described in sentence (a) of the definition of “Permitted Encumbrances.”

(j) All material Taxes required to be withheld by an Acquired Corporation has been withheld and timely paid to the appropriate Governmental Body, and each Acquired Corporation has complied in all material respects with all related record keeping and information reporting requirements.

(k) Each Acquired Corporation has at all times been exclusively a resident for all Tax purposes in its country of incorporation.

(l) Except as disclosed in Section 2.15(l) to the Company Disclosure Schedule, no Acquired Corporation is a party to any arrangement that is classified as a partnership for United States tax purposes.

2.16 Employee Matters.

(a) No Acquired Corporation is a party to any collective bargaining agreement or other labor-related Contract with a labor union or other employee representative body representing any of its employees, and no employees of the Acquired Corporations are represented by any labor union or other labor organization with respect to their employment with the Acquired Corporations.

(b) Since January 1, 2022, there have been no labor disruptions or activities (including any strike, lockout work slowdown, work stoppage, unfair labor practice charge, handbilling or union organizing activity) pending or, to the knowledge of the Company, threatened, by any employees of the Acquired Corporations with respect to their employment with the Acquired Corporations.

(c) Each Acquired Corporation is, and since January 1, 2022 has been, in material compliance with all applicable Legal Requirements respecting employment and employment practices and terms and conditions of employment, including wages and hours and the classification and compensation of employees and independent contractors. Since January 1, 2022, the Acquired Corporations have not incurred, and would not reasonably be expected to incur, any material liability arising from the failure to pay wages (including overtime wages), the misclassification of employees as consultants or independent contractors and/or the misclassification of employees as exempt from the requirements of the Fair Labor Standards Act or applicable Legal Requirement.

(d) No employee of an Acquired Corporation with the title of Senior Director or above has given notice to an Acquired Corporation that such employee intends to terminate his or her employment within the twelve (12)-month period following the date hereof. To the knowledge of the Company, no employee, director, officer, independent contractor or other individual service provider is in violation of any term of any employment, consulting or similar contract, non-disclosure agreement, non-competition agreement or other restrictive covenant agreement in effect as of the date hereof.

(e) There are no, and since January 1, 2022 there have been no, pending or, to the knowledge of the Company, threatened against any Acquired Corporation (i) material Legal Proceedings concerning employment-related matters or (ii) (A) material acts, allegations or breaches of any policy of an Acquired Corporation or (B) material settlements or similar out-of-court or pre-litigation arrangements entered into by any Acquired Corporation, in the case of (A) and (B) relating to sexual or other type of discrimination, harassment or misconduct involving any Acquired Corporation or any of their current or former employees, directors, officers, independent contractor or other individual service providers, in respect to their employment or service with the Acquired Corporations.

2.17 Employee Plans.

(a) Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each material Employee Plan (other than (x) any employment agreement for non-executive employees of the Acquired Corporations below the level of vice president (“Non-Executive Employees”), (y) equity grant notices, and related documentation, with respect to employees of the Acquired Corporations and (z) agreements with individual consultants, in each case of clauses (x) through (z), that does not materially deviate from the forms made available to Parent in accordance with this Section 2.17(a) and that are entered into in the ordinary course of business consistent with past practice). To the extent applicable, the Company has either delivered or made available to Parent prior to the execution of this Agreement with respect to each material Employee Plan accurate, current and complete copies of: (i) all plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten Employee Plans, written descriptions of the material terms thereof, (ii) the current determination letter or opinion letter issued by the IRS, (iii) the most recent summary plan descriptions and any material modifications thereto, (iv) the three (3) most recent annual report on Form 5500, including all schedules and attachments, (v) any trust agreements, custodial agreements, insurance policies, administrative agreements, advisory agreements and similar Contracts or funding arrangements, (vi) results of non-discrimination testing for each of the last three (3) years, (vii) all Forms 1094-C for any Acquired Corporation that served as an employing entity for each of the last three (3) years and (viii) any non-routine correspondence (including any applications or submissions under any voluntary correction programs) with any Governmental Body within the last three (3) years.

(b) None of the Acquired Corporations nor any other Person that is considered a single employer with any Acquired Corporation under the Code or ERISA maintains, contributes to or is required to contribute to, or in the past six (6) years, maintained, contributed to or was required to contribute to, or has any liability (contingent or actual) with respect to (i) a plan subject to Title IV of ERISA or Code Sections 412 or 430, including any “single employer” defined benefit plan or any “multiemployer plan,” each as defined in Section 4001 of ERISA, (ii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA or (iii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to affect the qualified status of any such Employee Plan or result in any material liability to an Acquired Corporation. Each Employee Plan is now and has been operated in compliance in all material respects with its terms and all applicable Legal Requirements, including but not limited to ERISA and the Code and all required contributions, distributions and premiums under each Employee Plan for any period ending on or before the Closing Date that are not yet due have been made or properly accrued, to the extent required to be accrued under GAAP.

(d) No Employee Plan obligates any Acquired Corporation to provide any current or former employee, director, officer, independent contractor or other individual service provider (or any beneficiary or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Acquired Corporations, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar applicable Legal Requirement, and at the applicable employee’s, director’s, officer’s, independent contractor’s or other individual service provider’s sole expense.

(e) There is no pending or, to the knowledge of the Company, threatened Legal Proceeding or other material claim with respect to any Employee Plan (other than routine claims for benefits), and to the knowledge of the Company, no fact or circumstance exists that would be reasonably likely to give rise to any such Legal Proceeding or material claim. No Employee Plan is, or within the last six (6) years has been, the subject of an examination or audit by a Governmental Body, or the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(f) Except as provided in Section 1.8, the consummation of the Transactions (including in combination with other events or circumstances) will not (i) entitle any current or former employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations to severance pay or any other payment or benefit, (ii) accelerate the funding, time of payment or vesting, or increase the amount of, compensation or benefits due to any such employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations, (iii) limit or restrict the right of the Acquired Corporations, Parent, Merger Sub or any of their respective Affiliates to merge, amend or terminate any Employee Plan or any related Contract, (iv) result in any forgiveness of indebtedness of any current or former employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations, or (v) result in any amounts payable or benefits provided to any current or former employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations to fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code. No Person is entitled to any gross-up, make-whole, indemnification, reimbursement or other additional payment from any Acquired Corporation in respect of any Tax or interest or penalty related thereto under Section 409A of the Code or Section 4999 of the Code. The Company has provided to Parent prior to the date hereof calculations, prepared by an independent third-party valuation or other similar firm, regarding whether any payments made or which may be made to “disqualified individuals” are “excess parachute payments”, as such terms are defined in Section 280G of the Code.

2.18 Environmental Matters.

(a) The Acquired Corporations are and since January 1, 2022 have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their business, except as would not be material to the Acquired Corporations taken as a whole.

(b) There is no Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened against any Acquired Corporation or in respect of any Leased Real Property, except as would not be material to the Acquired Corporations taken as a whole.

(c) Since January 1, 2022, except as would not be material to the Acquired Corporations taken as a whole, no Acquired Corporation has received any written notice, report or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved material violations, liabilities or requirements on the part of any Acquired Corporation relating to or arising under Environmental Laws.

(d) There are and since January 1, 2022 have been no Hazardous Materials present or Releases on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any material claim against or material liability of an Acquired Corporation under any Environmental Law.

(e) To the knowledge of the Company, (i) no Person has been exposed to any Hazardous Material at a property or facility of the Company at levels in excess of applicable permissible exposure levels; and (ii) there have been no allegations of or investigations into research misconduct (i.e., falsification or fabrication of data or plagiarism) or material animal or human subject protection deficiencies with respect to any preclinical studies, tests or clinical trials conducted by or on behalf of any Acquired Corporation.

(f) No Acquired Corporations has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws.

2.19 Insurance. The Company has delivered or made available to Parent an accurate and complete copy of all material insurance policies relating to the business, assets and operations of the Acquired Corporations. The Acquired Corporations maintain insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for companies of similar size and stage of development. To the knowledge of the Company, all such insurance policies are in full force and effect, no notice of cancellation or material modification has been received (other than a notice in connection with ordinary renewals), and there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder. There is no claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, except as would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole.

2.20 Legal Proceedings; Orders.

(a) There are no Legal Proceedings pending and served (or, to the knowledge of the Company, pending and not served or threatened) against any Acquired Corporation or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such.

(b) To the knowledge of the Company, there is no material order, writ, injunction or judgment to which an Acquired Corporation is subject.

(c) To the knowledge of the Company, no material investigation or review by any Governmental Body with respect to an Acquired Corporation is pending or has been threatened.

2.21 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, subject to the adoption of this Agreement by holders of at least a majority of the outstanding Shares (the “Company Stockholder Approval”). The Board of Directors has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (b) declared it advisable to enter into this Agreement, (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, (d) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in this Agreement and (e) resolved to recommend that the stockholders of the Company adopt this Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof on the terms and subject to the conditions of this Agreement. The resolutions in the foregoing sentence, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent as of the date of this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

2.22 Takeover Laws. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.8, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Laws are, and will be inapplicable to the execution, delivery and performance of this Agreement, the CVR Agreement and to the consummation of the Merger and the other Transactions.

2.23 Non-Contravention; Consents.

(a) Assuming compliance with the applicable provisions of the DGCL, the HSR Act, any applicable filing, notification or approval in any Required Jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, and assuming the accuracy of the representations and warranties of Parent and Merger Sub herein, the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of any Acquired Corporation; (ii) cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to an Acquired Corporation, or to which an Acquired Corporation is subject; (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of payment, purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which an Acquired Corporation is entitled under any provision of any Material Contract; or (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any Acquired Corporation; except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act (including the filing with the SEC of the Merger Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), the DGCL, the HSR Act and any applicable filing, notification or approval in any Required Jurisdiction required by Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, the Acquired Corporations are not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Acquired Corporation is a TID U.S. business (within the meaning of 31 C.F.R. § 800.248 as in effect as of the date of this Agreement).

2.24 Opinion of Financial Advisor. The Board of Directors has received the oral opinions of each of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, financial advisors to the Company, to be subsequently confirmed by delivery of written opinions to the Board of Directors, to the effect that, as of the date of such opinions, and based on and subject to the various assumptions made, procedures followed, matters considered, limitations, qualifications and other matters as set forth in the written opinions, the Merger Consideration to be received by the holders of Shares (other than Excluded Shares, Dissenting Shares or any Shares held by any Affiliate of the Company or Parent) in the Merger, pursuant to this Agreement, is fair, from a financial point of view, to such holders. The Company will make available to Parent, solely for informational purposes and on a non-reliance basis, a signed copy of each such written opinion as soon as possible following the date of this Agreement. As of the date of this Agreement, such opinions have not been withdrawn, revoked or otherwise modified.

2.25 Brokers and Other Advisors. Except for Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, no broker, finder, investment banker, financial advisor or other Person performing similar functions is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. Section 2.25 of the Company Disclosure Schedule sets out each Contract with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC to which any Acquired Corporation is a party, or by which it is bound.

2.26 Acknowledgments by the Company.

(a) The Company is not relying and the Company has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement or the CVR Agreement, express or implied, except for the representations and warranties of Parent and Merger Sub in Section 3. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature, including with respect to the Milestone whether express, implied or statutory, and whether written or oral are specifically disclaimed by Parent and Merger Sub.

(b) In connection with the due diligence investigation of Parent and Merger Sub by the Company and their respective Affiliates, stockholders or Representatives, the Company and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from Parent or Merger Sub and their respective Affiliates, shareholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Parent, Merger Sub, their respective Affiliates and their respective businesses and operations. The Company hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and agree that the Company will have no claim against Parent, Merger Sub, or any of their respective Affiliates, shareholders or Representatives, or any other Person with respect thereto except for any such representation or warranty expressly set forth in Section 3. Accordingly, the Company hereby acknowledges and agrees that neither Parent or Merger Sub nor any of their respective Affiliates, shareholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans except for any such representation or warranty expressly set forth in Section 3.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization. Each of Parent and Merger Sub is a corporation or other Entity duly organized, validly existing and in good standing (or local equivalent) under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

3.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged, and prior to the Effective Time will not engage, in any business activities or conducted any operations other than as contemplated by this Agreement in connection with the Transactions and those incident to Merger Sub’s formation. Either Parent or a direct or indirect wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.

3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub each have the corporate power and authority to execute and deliver and perform their respective obligations under this Agreement (and with respect to Parent and the CVR Parent, the CVR Agreement) and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The board of directors of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement (and with respect to Parent and the CVR Parent, the CVR Agreement) and the consummation of the Transactions, including the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. The CVR Agreement, when executed and delivered by Parent and the CVR Parent, will be a valid and binding agreement of Parent and the CVR Parent, respectively, enforceable against Parent and the CVR Parent in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

3.4 Non-Contravention; Consents.

(a) Assuming compliance with the applicable provisions of the DGCL, the Exchange Act, the HSR Act and any applicable filing, notification or approval in any Required Jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, and subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement), the execution and delivery of this Agreement by Parent and Merger Sub and of the CVR Agreement by Parent and the CVR Parent, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) cause a violation by Parent or Merger Sub of any Legal Requirement or order applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract to which Parent or any of its Subsidiaries is party, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware, or as may be required by the Exchange Act, Takeover Laws, the DGCL, the HSR Act and any applicable filing, notification or approval in any Required Jurisdiction required by the Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement or the CVR Agreement by Parent, Merger Sub or CVR Parent, as applicable, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s stockholders is necessary to approve this Agreement, the CVR Agreement or any of the Transactions.

3.5 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub, specifically for inclusion or incorporation by reference in the Merger Proxy Statement, will, (a) at the time such document is filed with the SEC, (b) at any time such document is amended or supplemented or (c) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 3.5 will not apply to statements or omissions included or incorporated by reference in the Merger Proxy Statement based upon information supplied to Parent or Merger Sub or any of their respective Representatives by the Company or any of its Representatives on behalf of the Company specifically for inclusion therein.

3.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served, against Parent or Merger Sub, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

3.7 Funds. As of the Effective Time, Parent has (and will make available to Merger Sub in a timely manner) available funds in an amount sufficient to carry out all of Parent and Merger Sub’s obligations under this Agreement and the CVR Agreement and to consummate the Transactions by payment in cash of the aggregate Merger Consideration payable following the Effective Time and the aggregate amounts payable to holders of Company Equity Awards following the Effective Time pursuant to Section 1.8.

3.8 Ownership of Shares. Neither Parent nor Merger Sub is, nor for the past three (3) years has been, an “interested stockholder” of the Company under Section 203(c) of the DGCL.

3.9 Acknowledgement by Parent and Merger Sub

(a) Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties expressly set forth in Section 2. Such representations and warranties by the Acquired Corporations constitute the sole and exclusive representations and warranties of the Acquired Corporations in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Acquired Corporations.

(b) In connection with the due diligence investigation of the Acquired Corporations by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from the Company, the other Acquired Corporations and their respective Affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and agree that Parent and Merger Sub will have no claim against the Acquired Corporations, or any of their respective Affiliates, stockholders or Representatives, or any other Person with respect thereto except for any such representation or warranty expressly set forth in Section 2. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Acquired Corporations nor any of their respective Affiliates, stockholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans except for any such representation or warranty expressly set forth in Section 2.

3.10 Brokers and Other Advisors. Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub, or any of their respective Subsidiaries.

SECTION 4

CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation. During the period from the execution and delivery of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Acquired Corporations shall, and shall cause the respective Representatives of the Acquired Corporations to, provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Company’s designated Representatives and assets and to all existing books, records, documents and information relating to the Acquired Corporations, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations and such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, in each case for any reasonable business purpose in furtherance of the consummation of the Merger; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Corporations and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Corporations. Nothing herein shall require any of the Acquired Corporations to disclose any information to Parent if such disclosure would, in the Company’s reasonable discretion and after notice to Parent (i) jeopardize any attorney-client or other legal privilege (so long as the Acquired Corporations have reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Legal Requirement (so long as the Acquired Corporations have reasonably cooperated with Parent to permit disclosure to the extent not prohibited by Legal Requirements) or (iii) contravene any Contract to which an Acquired Corporation is a party or by which an Acquired Corporation is bound (so long as the Acquired Corporations have reasonably cooperated with Parent to permit disclosure to the extent permitted by such Contract). Notwithstanding the foregoing, nothing in this Section 4.1 shall require an Acquired Corporation to disclose any information to Parent or Parent’s Representatives if such information relates to the applicable portions of the minutes of the meetings of the Board of Directors or any committee thereof (including any presentations or other materials prepared by or for the Board of Directors or such committee thereof) where the Board of Directors or committee thereof discussed (x) the Transactions, or any similar transaction involving an Acquired Corporation, (y) any Acquisition Proposal or (z) a Company Adverse Change Recommendation. Parent shall, and shall instruct Parent’s Representatives to, hold and use the information disclosed pursuant to this Section 4.1 in accordance with its obligations under the Mutual Confidentiality Agreement dated January 8, 2025, between the Company and Parent (the “Confidentiality Agreement”).

4.2 Operation of the Acquired Corporations’ Business. During the Pre-Closing Period, except (x) as expressly required by this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 4.2 of the Company Disclosure Schedule:

(a) the Company shall, and shall cause each Acquired Corporation to, use reasonable best efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) execute the Development Plan; and

(b) the Company shall not, and shall cause each Acquired Corporation to not:

(i) (1) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares), or (2) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (A) repurchases of Shares outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof) to purchase Shares held by a director, officer, employee or independent contractor of the Acquired Corporations only upon termination of such Person’s employment or engagement by the Company; (B) forfeitures of Company Equity Awards (or Shares issued upon the exercise, vesting or forfeiture thereof) outstanding on the date hereof in accordance with the terms of such Company Equity Awards as of the date hereof; (C) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards or Company Warrants outstanding on the date hereof in accordance with the terms of such Company Equity Awards or Company Warrants as of the date hereof; or (D) among Acquired Corporations;

(ii) split, combine, subdivide or reclassify any Shares or other equity interests;

(iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except that the Company may issue Shares as required to be issued upon the exercise or vesting (as the case may be) of the Company Equity Awards or Company Warrants outstanding as of the date hereof, or issuable to participants in the Company ESPP in accordance with the terms thereof as of the date hereof);

(iv) except as required under any Employee Plan as in effect on the date of this Agreement, (A) establish, adopt, terminate, materially amend or increase the benefits under any Employee Plan (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), including, without limitation, any Employee Plan providing for severance or termination benefits, (B) amend or waive any of its rights under, or accelerate the vesting, funding or payment under, any provision of any of the Employee Plans or Company Equity Awards (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), (C) grant any current or former employee, director, officer, independent contractor or other individual service provider any compensation, bonuses, equity or equity-like award, severance or other benefits (or increase any of the foregoing), or (D) hire, promote, engage or terminate (other than for cause) the employment or engagement of any employee, director, officer, independent contractor or other individual service provider other than in the ordinary course of business consistent with past practice for employees below the level of vice president and independent contractors with base compensation below $300,000 (except that the Acquired Corporations may (1) provide increases in annual base salary or base wages or immaterial increases in benefits, in each case, to employees below the level of vice president in the ordinary course of business consistent with past practice, (2) amend any broad-based Employee Plans in connection with the renewal of such Employee Plans in the ordinary course of business consistent with past practice to the extent such amendment will not result in an increase in the costs of such broad-based Employee Plan of greater than five percent (5%) to the Acquired Corporations or Parent and (3) make usual and customary annual bonus payments in the ordinary course of business consistent with past practice on the terms set forth on Section 4.2(b)(iv) of the Company Disclosure Schedule);

(v) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

(vi) form any Subsidiary, acquire any equity interest in any other Entity or enter into any material joint venture, partnership or similar arrangement;

(vii) make or authorize any capital expenditure in excess of $500,000 in the aggregate;

(viii) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, create or incur any Encumbrance (other than any Permitted Encumbrances) on, relinquish or permit to lapse, transfer or assign any material right or other tangible asset or property (except (A) in the ordinary course of business consistent with past practice (including entering into clinical trial agreements, sponsored research agreements, service agreements and material transfer agreements in the ordinary course of business consistent with past practice), (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Corporations, (C) capital expenditures permitted by Section 4.2(b)(vii) or (D) transactions among Acquired Corporations);

(ix) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, or create an Encumbrance (other than a Permitted Encumbrance) with respect to, or abandon or permit to lapse, or transfer or assign any material item of Company IP, except (A) granting non-exclusive licenses of Company IP in the ordinary course of business consistent with past practice, including entering into clinical trial agreements, sponsored research agreements, service agreements and material transfer agreements, (B) abandoning or permitting to lapse any Company Registered IP at the end of its statutory term or (C) transactions among Acquired Corporations;

(x) lend money or make capital contributions or advances to or make investments in, any Person, or assume, incur, issue or guarantee any Indebtedness (except for (A) advances to directors, employees and consultants for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with applicable Legal Requirements and the Company’s policies related thereto; (B) advances of expenses as required under the Company’s certificate of incorporation or bylaws or any Contract made available to Parent; (C) loans, extensions of credit or other Indebtedness to the extent among Acquired Corporations; and (D) Indebtedness in an aggregate principal amount not to exceed $500,000);

(xi) (A) waive, release, amend or modify in any material respect, or voluntarily terminate, any Material Contract or (B) enter into any (x) material supply contract or binding letter of intent with respect to any material supply contract (y) Contract that would have been a Material Contract if such Contract was effective as of the execution and delivery of this Agreement;

(xii) except as required by applicable Legal Requirements: (A) change any method of Tax accounting or any Tax accounting period of any Acquired Corporation; (B) make (outside of the ordinary course of business), change or revoke any material Tax election; (C) file a material amended Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund, offset or other reduction in Tax liability; (F) waive or extend the statute of limitations with respect to any material Tax or material Tax Return, other than automatic waivers or extensions of time to file Tax Returns obtained in the ordinary course of business, or (G) take any other similar action outside of the ordinary course of business relating to any Tax Return or Tax, if such action would have the effect of materially increasing the Tax liability of any Acquired Corporation (or any consolidated or combined group which includes any Acquired Corporation) for any taxable period (or portion thereof) or materially decreasing any Tax attribute of any Acquired Corporation;

(xiii) settle, release, waive or compromise any (A) amounts owed to the Acquired Corporations greater than $1,000,000 in the aggregate or (B) Legal Proceeding or other claim (or threatened Legal Proceeding or other claim) against any Acquired Corporation, other than any settlement, release, waiver or compromise that (1) results solely in monetary obligations involving only the payment of monies by the Acquired Corporations of not more than $1,000,000 in the aggregate (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, any Acquired Corporations) or (2) results in no monetary or other material non-monetary obligation of any Acquired Corporation; provided that the settlement, release, waiver or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby shall instead be subject to Section 1.7 or Section 5.5, as applicable;

(xiv) enter into or negotiate any collective bargaining agreement or other labor-related Contract with any labor union or other employee representative body;

(xv) adopt or implement any stockholder rights plan or similar arrangement;

(xvi) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Corporations; or

(xvii) authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xvi) of this Section 4.2(b).

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof and subject to the remainder of this Agreement, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.

4.3 No Solicitation.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not less favorable to the Company than those contained in the Confidentiality Agreement and (ii) does not prohibit the Company from providing any information to Parent in accordance with this Section 4.3 or otherwise prohibit the Company from complying with its obligations under this Section 4.3 or Section 5.1.

(b) Except as permitted by this Section 4.3, during the Pre-Closing Period the Acquired Corporations shall not, and shall use reasonable best efforts to cause their Representatives not to, directly or indirectly, (i) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal; (ii) (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; or (iii) waive or release any Person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract unless, in the case of this clause (iii), the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. As promptly as reasonably practicable following the date hereof (and in any event within twenty-four (24) hours), the Company shall terminate access to any data room or similar facility established by the Company or its Representatives in connection with a potential Acquisition Proposal and request not later than two (2) business days following the date hereof the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all non-public information previously furnished to any Person (other than Parent and Parent’s Representatives) that has, within the one (1)-year period prior to the date of this Agreement, made or indicated an intention to make an Acquisition Proposal.

(c) Notwithstanding anything in this Agreement to the contrary, if at any time after the execution and delivery of this Agreement and prior to the receipt of the Company Stockholder Approval (the “Cut-off Time”) any Acquired Corporation or any of their Representatives receives an unsolicited bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed after the execution and delivery of this Agreement, and the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer, then the Company and its Representatives may (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Corporations to the Person or group of Persons who has made such Acquisition Proposal and the Representatives of such Person or group of Persons; provided that the Company shall as promptly as practicable (and no later than within twenty-four (24) hours) provide to Parent any non-public information concerning the Acquired Corporations that is provided to any Person to the extent access to such information was not previously provided to Parent or its Representatives and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and the Representatives of such Person or group of Persons.

(d) During the Pre-Closing Period, the Company shall (i) promptly (and in any event within twenty-four (24) hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal or any written inquiries, proposals or offers with respect thereto that are received by any Acquired Corporation and provide to Parent a copy of any written Acquisition Proposal (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto provided to the Company or any of its Affiliates or Representatives) and a summary of any material unwritten terms and conditions thereof, and (ii) keep Parent reasonably informed of the status of, and any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or Acquisition Proposal on a prompt basis (and in any event within twenty-four (24) hours of such material development, discussion or negotiation).

(e) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements; provided, that nothing in this Section 4.3(e) shall permit the Board of Directors to make a Company Adverse Change Recommendation other than in accordance with the provisions of Section 5.1(b).

4.4 Preparation of Merger Proxy Statement; Stockholder Meeting.

(a) As promptly as reasonably practicable (and in any event within ten (10) business days) after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form related to the Company Stockholder Meeting (together with any amendments thereof or supplements thereto, the “Merger Proxy Statement”). The Company shall give Parent and its Representatives a reasonable opportunity to review and comment on the initial preliminary Merger Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Merger Proxy Statement prior to the filing thereof with the SEC or dissemination to the holders of Shares and the Company shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives. Parent and Merger Sub shall promptly supply to the Company in writing, for inclusion in the Merger Proxy Statement, all information concerning Parent and Merger Sub and their controlled Affiliates required under applicable Legal Requirements to be included in the Merger Proxy Statement as is reasonably requested by the Company. The Company covenants and agrees that the Merger Proxy Statement (i) at the time the Merger Proxy Statement (including the preliminary Merger Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Merger Proxy Statement) is filed with the SEC, (ii) at the time the Merger Proxy Statement is first published, sent or disseminated to the holders of Shares, and (iii) at the time of the Company Stockholder Meeting, will (A) comply in all material respects with the Exchange Act and other applicable Legal Requirements and (B) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Merger Proxy Statement. Each of Parent, Merger Sub and the Company agrees to respond promptly to any comments of the SEC or its staff and to promptly correct any information provided by it for use in the Merger Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Merger Proxy Statement as so corrected to be promptly filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Legal Requirements. The Company shall (x) promptly notify Parent of the receipt of, and promptly provide Parent copies of, all comments (including oral comments) from, and all correspondence with, the SEC or its staff with respect to the Merger Proxy Statement and shall promptly notify Parent of any request by the SEC or its staff for any amendment or supplement thereto or for additional information, (y) provide Parent and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Merger Proxy Statement and shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives and (z) promptly provide Parent with final copies of any correspondence sent by the Company or any of its Representatives to the SEC or its staff with respect to the Merger Proxy Statement, and of any amendments or supplements to the Merger Proxy Statement. The Merger Proxy Statement shall include the Company Board Recommendation, unless the Board of Directors has made a Company Adverse Change Recommendation in compliance with Section 5.1. The Merger Proxy Statement shall include (i) the fairness opinion of the Company’s financial advisors referenced in Section 2.24, (ii) the notice of the Company Stockholder Meeting and (iii) the notice and other information required by Section 262(d) of the DGCL.

(b) The Company shall establish a record date for, duly call, convene and hold a meeting of its stockholders for the purpose of voting upon the adoption of this Agreement (together with any adjournments or postponements thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable after the SEC Clearance Date (and shall initially schedule the Company Stockholder Meeting to be held within twenty (20) business days from the date of the mailing of the Merger Proxy Statement, or if the Company’s nationally recognized proxy solicitor advises the Company that twenty (20) business days from the date of the mailing of the Merger Proxy Statement is insufficient time to obtain the Company Stockholder Approval, such later date to which Parent consents in writing (such consent not to be unreasonably withheld, conditioned or delayed)), and any adjournments or postponements of such meeting shall require the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Within five (5) business days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Company Stockholder Meeting to be held by such date. Notwithstanding the foregoing, (i) the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting up to two (2) times, in the aggregate (A) for the absence of a quorum or to solicit additional votes in favor of the Merger or (B) to allow reasonable additional time for the filing and/or mailing, and review by the Company’s stockholders prior to the date of the Company Stockholder Meeting, of any supplemental or amended disclosure that the Board of Directors determines in good faith is required by applicable Legal Requirements or the rules and regulations of Nasdaq (in each case, for a period of not more than ten (10) business days each but not past four (4) business days prior to the End Date), unless prior to such adjournment or postponement, the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement, which have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied at such meeting if it were to be held without such postponement or adjournment and (ii) Parent may require the Company to, adjourn or postpone the Company Stockholder Meeting up to two (2) times, in the aggregate, to a date specified by Parent under the circumstances described in clause (i)(A) or (i)(B) of this sentence; provided, however, that in no event shall the Company Stockholder Meeting be so postponed or adjourned at the request of Parent for more than twenty (20) business days in the aggregate, or to a date that is less than four (4) business days prior to the End Date, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with the foregoing, the Company shall (i) file the definitive Merger Proxy Statement with the SEC and cause the definitive Merger Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as reasonably promptly as practicable (and in any event within two (2) business days) after the date on which the SEC confirms that it has no further comments on the Merger Proxy Statement (the “SEC Clearance Date”); provided, that if the SEC has failed to affirmatively notify the Company within ten (10) days after the initial filing of the Merger Proxy Statement with the SEC that it will or will not be reviewing the Merger Proxy Statement, then such date shall be the “SEC Clearance Date”. Once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Legal Requirements. Unless the Board of Directors shall have made a Company Adverse Change Recommendation in compliance with Section 5.1, the Company shall use reasonable best efforts to obtain the Company Stockholder Approval, including to solicit proxies in favor of the adoption of this Agreement. Unless this Agreement is validly terminated in accordance with Section 7.1, the Company shall submit this Agreement to its stockholders at the Company Stockholder Meeting even if the Board of Directors shall have made a Company Adverse Change Recommendation or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) business days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than related procedural matters including adjournments proposed in compliance with this Section 4.4(b) or any non-binding advisory vote required under applicable Legal Requirement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting.

SECTION 5

ADDITIONAL COVENANTS OF THE PARTIES

5.1 Company Board Recommendation.

(a) Subject to Section 5.1(b), during the Pre-Closing Period, neither the Board of Directors nor any committee thereof may (i)(A) withdraw (or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or (B) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal or (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Contract with respect to any Acquisition Proposal, or Contract that would require, or would reasonably be expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Merger (other than an Acceptable Confidentiality Agreement) (any action described in clauses (i) or (ii) being referred to as a “Company Adverse Change Recommendation”).

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Cut-off Time:

(i) if the Company has received a bona fide written Acquisition Proposal from any Person that has not been withdrawn and after consultation with outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, (x) the Board of Directors may make a Company Adverse Change Recommendation, or (y) if such Acquisition Proposal did not arise out of or result from a material breach of Section 4.3 or this Section 5.1 and the Company has complied in all material respects with Section 4.3 and this Section 5.1, the Company may terminate this Agreement pursuant to Section 7.1(e) to enter into a Specified Agreement with respect to such Superior Offer, in each case under (x) or (y), only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating this Agreement pursuant to Section 7.1(e) at least four (4) business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation or termination) and, if desired by Parent, during such four (4)-business day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal, to the extent proposed by Parent, so that such Acquisition Proposal would cease to constitute a Superior Offer; and (C) (1) the Company shall have provided to Parent information with respect to such Acquisition Proposal in accordance with Section 4.3(d), (2) the Company shall have given Parent the four (4)-business day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and (3) after giving effect to the proposals made by Parent during such period, if any, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(e) would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1 if any such communication expressly reaffirms the Company Board Recommendation. The provisions of this Section 5.1(b)(i) shall also apply to any material amendment to any Acquisition Proposal and shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days; and

(ii) other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation only in response to an Intervening Event and only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company shall have given Parent a Determination Notice at least four (4) business days prior to making any such Company Adverse Change Recommendation and, if desired by Parent, during such four (4)-business day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Change Recommendation would no longer be necessary; and (C) (1) the Company shall have specified in reasonable detail the facts and circumstances that render a Company Adverse Change Recommendation necessary, (2) the Company shall have given Parent the four (4)-business day period after its receipt of the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary, and (3) after giving effect to the proposals made by Parent during such period, if any, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. The provisions of this Section 5.1(b)(ii) shall also apply to any material change to the facts and circumstances relating to such Intervening Event, which shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days.

5.2 Filings, Consents and Approvals.

(a) The Parties agree to use (and to cause their respective Affiliates to use) their respective reasonable best efforts to obtain promptly any clearances required under the HSR Act or other applicable Antitrust Laws, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any Governmental Body pursuant to its evaluation of the Transactions under the HSR Act or other applicable Antitrust Laws; provided, however, that notwithstanding anything to the contrary under this Agreement, in no event shall Parent, Novo Holdings A/S, the Novo Nordisk Foundation, or any of their respective Affiliates be required to, either pursuant to the foregoing or in using its “reasonable best efforts”, nor be construed to be required to, propose, negotiate, commit to or consent to any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any Governmental Body, or to avoid or eliminate any impediment under any Legal Requirement that may be asserted by any Governmental Body or any other Person so as to enable the Parties to expeditiously consummate the Transactions. The Parties shall defend through litigation on the merits any claim asserted in court by any party under Antitrust Laws in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that could restrain, delay or prevent the Closing by the End Date. Neither Parent nor the Company shall (and neither shall permit any of its Affiliates, if applicable, to) commit to or agree with any Governmental Body to stay, toll or extend any applicable waiting period or withdraw its filing under the HSR Act or any other applicable Antitrust Laws, or enter into any similar timing agreement, without the prior written consent of the other. Notwithstanding the foregoing, Parent may, without the consent of the Company, voluntarily withdraw its notification under the HSR Act on one occasion; provided, that Parent will refile its HSR Act notification within two (2) business days after withdrawal unless otherwise agreed by the Parties hereto.

(b) Subject to the terms and conditions of this Agreement, each of the Parties shall (and shall cause their respective Affiliates, if applicable, to): (i) promptly, but in no event later than twenty (20) business days after the date hereof, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions and (ii) cooperate with each other in promptly preparing and making any other filings, notifications or other consents that are advisable or required to be made with, or obtained from, any other Governmental Bodies in connection with the Transactions under applicable Antitrust Laws.

(c) Without limiting the generality of anything contained in this Section 5.2, during the Pre-Closing Period, each Party shall (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions under the Antitrust Laws, (ii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other Parties of, and wherever practicable give the other Parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly furnish to the other Parties, subject to an appropriate confidentiality agreement to limit disclosure to counsel, including in-house antitrust counsel, and outside consultants, copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding (other than “Transaction-Related Documents” and “Plans and Reports” as those terms are used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted)), (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel, including in-house antitrust counsel, and outside consultants, and to the extent reasonably practicable, consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vi) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, give the other party reasonable advance notice of, and permit authorized Representatives of the other Party to be present at, each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Notwithstanding anything to the contrary in this Section 5.2, the Parties may redact materials provided to one another (A) to remove competitively sensitive information or information concerning valuation; (B) as necessary to comply with Legal Requirements and Contracts; and (C) as necessary to address reasonable attorney-client privilege or other privilege or confidentiality concerns.

(d) Without limiting the obligations of Parent under Section 5.2(a)-(c), Parent shall, on behalf of the Parties, develop, determine and control (i) the strategy for obtaining any clearances or approvals under the HSR Act or any other Antitrust Laws, including Antitrust Laws in the Required Jurisdictions, or responding to any request from, inquiry by, or investigation by (including directing the timing, nature, and substance of all such responses) any Governmental Body arising out of this Agreement and the Transactions, including the strategy, timing, form, and content of any remedial undertakings made, or to be made, for the purpose of securing any required actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals, and the lapse of waiting periods under any Antitrust Laws and (ii) the defense or settlement of any action brought by or before any Governmental Body that has authority to enforce any Antitrust Laws; provided, that Parent will consider in good faith the views of the Company in respect of the matters described in the foregoing clauses (i)-(iii). The Company shall use reasonable best efforts to act consistently with such strategy as developed by Parent.

5.3 Employee Benefits.

(a) For a period of one (1) year following the Closing Date (or if shorter, the applicable period that a Continuing Employee remains employed with the Surviving Corporation or an Affiliate thereof), Parent shall provide, or cause to be provided, to each employee of the Company or its Subsidiary who is employed by an Acquired Corporation as of immediately prior to the Closing Date and who continues to be employed by the Surviving Corporation (or any Affiliate thereof, including, for the avoidance of doubt, Parent and Parent’s Affiliates) during such one (1)-year period (each, a “Continuing Employee”) with (i) a base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (excluding any one-time bonus opportunities or transaction, change in control or retention bonuses) that, in each case, are at least equal to the base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (excluding any one-time bonus opportunities or transaction, change in control or retention bonuses) provided to such Continuing Employee immediately prior to the Closing Date; (ii) the target long-term incentive compensation (in the form of cash or equity) (x) in an amount at least equal to the aggregate target long-term equity incentive opportunity provided to such Continuing Employee immediately prior to the Closing Date and (y) with terms and conditions, including vesting terms, as provided to similarly situated employees of Parent or its Affiliates (other than the Surviving Corporation); and (iii) other broad-based employee benefits (excluding any severance, change-in-control or transaction-based payments, long-term incentives, nonqualified deferred compensation, retention, equity or equity-based compensation, defined benefit arrangements and post-retirement or retiree medical or welfare benefits (the “Excluded Benefits”)) that are substantially similar in the aggregate to the broad based employee benefits (excluding any Excluded Benefits) provided (A) by the Company or its Subsidiary to such Continuing Employee immediately prior to the Closing Date or (B) by Parent and its Affiliates (other than, following the Closing, the Surviving Corporation and its Subsidiary) to similarly situated employees of Parent and its Affiliates, in the discretion of Parent.

(b) For the one (1)-year period following the Closing Date (or if shorter, the applicable period that a Continuing Employee remains employed with the Surviving Corporation or an Affiliate thereof), Parent shall, or shall cause its applicable Affiliate (including, following the Closing, the Surviving Corporation and its Subsidiary) to, provide each Continuing Employee with severance benefits that are no less favorable than the severance benefits provided to similarly situated employees of Parent or its Affiliates (other than the Surviving Corporation).

(c) Parent shall, or shall cause the Surviving Corporation or its Subsidiary to, use its commercially reasonable efforts to give each Continuing Employee full credit for such Continuing Employee’s service with the Company and its Subsidiary (and any Affiliates or predecessors thereto) for purposes of eligibility to participate in and vesting under any benefit plans maintained by Parent or any of its Affiliates (including the Surviving Corporation and its Subsidiary) in which the Continuing Employee participates to the same extent provided to similarly situated employees of Parent or any of its Affiliates (other than the Surviving

Corporation); provided, however, (i) that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service or for purposes of any Excluded Benefits and (ii) Continuing Employees will eligible for vacation and other paid time off in accordance with the policies of Parent or the applicable Affiliate thereof.

(d) Following the Closing Date, Parent or an Affiliate of Parent shall use its commercially reasonable efforts where administratively possible and to the extent permitted by the terms of the applicable employee benefit plan to (i) waive any preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or an Affiliate that provides health and welfare benefits in which Continuing Employees are eligible to participate following the Closing Date, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Closing Date, in each case, to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Employee Plan prior to the Closing Date.

(e) Unless Parent notifies the Company otherwise in writing not later than five (5) business days prior to the Closing Date, the Acquired Corporations shall adopt written resolutions of its Board of Directors necessary to terminate any and all Employee Plans that are intended to be qualified under Section 401(a) of the Code effective as of no later than the day immediately preceding the Closing Date (but contingent on the occurrence of the Closing), and to take all other actions in furtherance of terminating such Employee Plans as Parent may reasonably require (including to make any employer matching and other contributions for the period up to and including the Closing Date). Prior to the Closing, the Company shall deliver to Parent reasonably satisfactory evidence of the Acquired Corporations’ actions with respect to the foregoing.

(f) Notwithstanding anything to the contrary set forth in this Agreement, this Section 5.3 will not be deemed to: (i) create any rights to continued employment or service or guarantee employment for any period of time with Parent, the Acquired Corporations or any of their respective Affiliates, or preclude the ability of Parent, Company or any of their respective Affiliates to terminate the employment or service of any employee or any other Person; (ii) create, terminate, modify or amend any Employee Plan or any other benefit or compensation plan, program, agreement or arrangement, or limit the ability of the Parent, the Acquired Corporations or any of their respective Affiliates to amend, modify or terminate any benefit or compensation plan, program, policy, contract, agreement or arrangement; (iii) alter or limit the ability of Parent or the Company or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; or (iv) create any third-party beneficiary rights in any employee or any other Person (or beneficiary or dependent thereof).

5.4 Indemnification of Officers and Directors.

(a) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of any Acquired Corporation (the “Indemnified Persons”) pursuant to the organizational documents thereof, and any indemnification or other similar agreements of any Acquired Corporation set forth in Section 5.4(a) of the Company Disclosure Schedule, in each case as in effect on the date of this Agreement (except as set forth in Section 5.4(a) of the Company Disclosure Schedule), shall continue in full force and effect in accordance with their terms, and the Acquired Corporations shall perform their obligations thereunder. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall cause the Surviving Corporation to comply with the obligations referenced in the preceding sentence.

(b) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ insurance maintained by or for the benefit of the Acquired Corporations or provide substitute policies for the Acquired Corporations and the Indemnified Persons who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations as of the date of this Agreement, in either case, of not less than the existing coverage as of the date of this Agreement and having other terms that are in the aggregate not less favorable to the Indemnified Persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Acquired Corporations prior to the Closing Date (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.4(b) it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company shall, if required by Parent, or may, at its option, purchase a “tail” directors’ and officers’ insurance policy for the Acquired Corporations and the Indemnified Persons who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations, such tail to provide coverage in an amount substantially the same as the existing coverage and to have other terms substantially the same to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount. The Surviving Corporation shall not terminate any such “tail” policy during the six (6)-year period after the Effective Time and shall perform its obligations under any such policy.

(c) In the event that any Acquired Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Acquired Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns of such Acquired Corporation assume the obligations set forth in this Section 5.4.

(d) The provisions of this Section 5.4 (i) shall survive the Effective Time, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Persons), his or her heirs, successors, assigns and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.4 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.

5.5 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the Company’s defense, settlement or mooting disclosures relating to any litigation or threatened litigation against the Company and/or its directors or officers relating to the Transactions and shall give due consideration to Parent’s advice with respect to such litigation, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.

5.6 Additional Agreements. Subject to the terms and conditions of this Agreement, including Section 5.2(a), (i) the Company shall deliver (x) the notices required pursuant to the terms of the Pre-Funded Warrants within five (5) days after the date hereof and (y) copies of the Merger Proxy Statement to holders of the Hercules Warrants as required therein and (ii) Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement shall use reasonable best efforts to (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract in connection with the Merger and the other Transactions to the extent requested in writing by Parent, (b) seek each consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing by Parent; provided that (i) without the prior written consent of Parent, the Company shall not, and shall cause each of the other Acquired Corporations not to, pay or commit to pay to such Person that is not a Governmental Body whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person in order to obtain such approval or consent, and (ii) neither Parent nor any of its Affiliates shall be required to pay or commit to pay to any Person whose approval or consent is being solicited pursuant to this Section 5.6 any cash or other consideration, make any commitment or incur any liability or other obligation to any such Person in order to obtain such approval or consent; and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party.

5.7 Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or public statement without the other Party’s consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); (b) subject to Section 5.1, a Party may, without the prior consent of the other Party but subject to giving advance notice to the other Party as is feasible and giving the other Party a right to review such press release or public announcement or statement, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and (c) no Party needs to consult with any other Party in connection with any portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or with respect to any Acquisition Proposal or Company Adverse Change Recommendation; provided, that that nothing in this Section 5.7 shall limit the Company’s obligations under Section 4.3 and Section 5.1.

5.8 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent, Merger Sub and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

5.9 CVR Agreement. At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and will ensure that CVR Parent and a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

5.10 Section 16 Matters. The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Equity Awards in the Merger by any officer or director of the Company who is subject to Section 16 of the Exchange Act intended to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.11 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time. If the Surviving Corporation is reasonably likely to be required to file any quarterly or annual periodic reports pursuant to the Exchange Act during the ten (10) days after the Closing Date, the Company will deliver to Parent at least five (5) business days prior to the Closing a substantially final draft of any such quarterly or annual periodic report reasonably likely to be filed during such period.

5.12 Notification of Certain Events. Subject to applicable Legal Requirements, each of the Company and Parent shall promptly notify the other of, and thereafter keep the other promptly informed of any material developments with respect to, (i) any notice or other communication received by such Party or, to such Party’s knowledge, any of its Affiliates, from any Governmental Body in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions; or (ii) any Legal Proceeding commenced or, to such Party’s knowledge, threatened in writing against, such Party or any of its Affiliates or otherwise relating to, involving or affecting such Party or any of its Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction.

SECTION 6

CONDITIONS PRECEDENT TO THE MERGER

The obligations of the Parties to effect the Merger are subject to the satisfaction as of the Closing of each of the following conditions:

6.1 Conditions to Each Party’s Obligations to Effect the Merger.

(a) The Company Stockholder Approval shall have been obtained.

(b) (i) Any waiting period (or any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and (ii) any clearance or approval applicable to the Merger under Antitrust Laws in the Required Jurisdictions shall have been obtained, or deemed obtained unless waived, and any mandatory waiting period related thereto shall have expired or been terminated.

(c) There shall not have been issued by any Governmental Body of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger.

6.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of the Company set forth in: the first two sentences of Section 2.1(a) (Due Organization; Subsidiaries, Etc.), the first sentence of Section 2.1(b) (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), the first sentence of Section 2.3(c), the first sentence of Section 2.3(e) (Capitalization, Etc.), Section 2.3(f) (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), the last sentence of Section 2.23(b) (Non-Contravention; Consents), Section 2.24 (Opinion of Financial Advisor) and Section 2.25 (Brokers and Other Advisors) of the Agreement shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) in all material respects as of the date of the Agreement and at and as of the Closing Date as if made on and as of such dates (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (ii) the representations and warranties of the Company set forth in Section 2.3(a), the last two sentences of Section 2.3(c), Section 2.3(d), Section 2.3(g) and Section 2.3(h) (Capitalization, Etc.) shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) except for de minimis inaccuracies as of the date of the Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (iii) the representations and warranties of the Company set forth in Section 2.5(b) (No Material Adverse Effect) of the Agreement shall be accurate in all respects as of the date of the Agreement and at and as of the Closing Date as if made on and as of such date with respect to the earlier period set forth in Section 2.5(b); and (iv) the representations and warranties of the Company set forth in the Agreement (other than those referred to in Sections 6.2(a)(i) through (a)(iii) above) shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) the Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time);

(c) since the date of this Agreement, there shall not have occurred any Material Adverse Effect which is continuing; and

(d) Parent and Merger Sub shall have received a certificate, dated the Closing Date, executed on behalf of the Company by the Company’s Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.

6.3 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver by the Company, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of Parent and Merger Sub set forth in Section 3.1 (Due Organization), Section 3.2 (Merger Sub) and Section 3.3 (Authority; Binding Nature of Agreement) and Section 3.10 (Brokers and Other Advisors) shall be accurate in all material respects (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement, other than those referred to in clause (i) above, shall be accurate (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time); and

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed on its behalf by an officer of Parent, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d) CVR Agreement. The CVR Agreement shall be in full force and effect.

SECTION 7

TERMINATION

7.1 Termination. This Agreement may be terminated prior to the Effective Time:

(a) by mutual written consent of Parent and the Company at any time prior to the Closing;

(b) by either Parent or the Company, at any time prior to the Closing, if the Closing shall not have occurred on or prior to 11:59 p.m. Eastern Time, on April 9, 2026 (the “End Date”); provided, however, that in the case of this Section 7.1(b), (x) if on the End Date all of the conditions set forth in Section 6, other than Sections 6.1(b) and 6.1(c) (solely in respect of Antitrust Laws) shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), then the End Date shall automatically be extended to October 9, 2026 (the “Initial Extended End Date”) (and all references to the End Date herein shall be as so extended); provided, that, in the case of this Section 7.1(b), if on the Initial Extended End Date all of the conditions set forth in Section 6, other than Sections 6.1(b) and 6.1(c) (solely in respect of Antitrust Laws) shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), then the End Date may be extended by the Company (in its sole discretion) or Parent (in its sole discretion), in each case, with prompt notice to the other Party, to April 9, 2027 (and all references to the End Date herein shall be as so extended); and (y) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the Merger not being consummated by such date;

(c) by either Parent or the Company if a Governmental Body of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action or to any Party that has failed to comply with its obligations under Sections 5.2 and 5.6 with respect to efforts to remove such order, decree, ruling or other action;

(d) by Parent at any time prior to the Cut-off Time, if: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Merger Proxy Statement when filed with the SEC or mailed, or shall have effected a Company Adverse Change Recommendation or shall have failed to file the preliminary Merger Proxy Statement within the period set forth in Section 4.4(a); (ii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten (10) business days of the commencement of such tender offer or exchange offer; (iii) after any public announcement of an Acquisition Proposal, the Board of Directors fails to publicly reaffirm the Company Board Recommendation within three (3) business days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) occasions with respect to any Acquisition Proposal); or (iv) the Company knowingly and intentionally breaches its obligations pursuant to Section 4.3 in any material respect.

(e) by the Company, at any time prior to the Cut-off Time, in order to accept a Superior Offer and substantially concurrently with such termination enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors shall have determined, in good faith, constitutes a Superior Offer (a “Specified Agreement”); provided, that such termination shall be effective only if the Company shall have paid the Termination Fee immediately prior to or substantially concurrently with such termination; provided, further, that no Acquired Corporation is in material breach of Section 4.3 or Section 5.1(b)(i) in relation to such Superior Offer;

(f) by either Parent or the Company if the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholder Meeting (as such meeting may be adjourned or postponed) at which the vote was taken in respect of this Agreement and the Merger;

(g) by Parent at any time prior to the Closing, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in Section 6.2(a) or 6.2(b) would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit the Company to terminate this Agreement pursuant to Section 7.1(h); or

(h) by the Company at any time prior to the Closing, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred such that a condition set forth in Section 6.3(a) or 6.3(b) would not be satisfied and cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit Parent to terminate this Agreement pursuant to Section 7.1(g).

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates following any such termination; provided, however, that (a) the final sentence of Section 4.1, this Section 7.2, Section 7.3,

Section 8 (other than Section 8.5(b)) and, solely to the extent applicable to the foregoing provisions, any definitions in Exhibit A or elsewhere in this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) no such termination shall relieve any Party of any liability or damages (which, in the case of liabilities or damages payable by Parent and Merger Sub, the Parties acknowledge and agree shall include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing, or based on the loss of, any premium or other economic entitlement the Company’s stockholders would be entitled to receive under this Agreement if the Closing were to occur in accordance with the terms of this Agreement, which shall be deemed in such event to be damages of the Company) resulting from any fraud or willful and material breach of this Agreement prior to such termination; provided, however, that if the Termination Fee or the Reverse Termination Fee, as applicable, is payable and paid in accordance with Section 7.3, this clause (c) shall not apply to such termination.

7.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.1(e);

(ii) this Agreement is terminated by Parent pursuant to Section 7.1(d); or

(iii) each of the following clauses (A), (B) and (C) are satisfied: (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to proviso (y) to Section 7.1(b)) or by Parent pursuant to Section 7.1(f) or Section 7.1(g), (B) any Person shall have communicated to the Board of Directors or publicly disclosed a bona fide Acquisition Proposal after the date hereof and prior to such termination and such Acquisition Proposal has not been publicly withdrawn prior to such termination and (C) within twelve (12) months of such termination the Company shall have entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal; provided that for purposes of clauses (B) and (C) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (x) in the case of Section 7.3(b)(i), on the date that the Specified Agreement is executed (or if the Specified Agreement is executed on a day that is not a business day, the next business day), (y) in the case of Section 7.3(b)(ii), within three (3) business days after such termination or (z) in the case of Section 7.3(b)(iii), on the date that the definitive agreement for the Acquisition Proposal referred to in clause (C) of Section 7.3(b)(iii) is executed by the parties thereto (or the earlier consummation of the Acquisition Proposal) (or if the execution (or earlier consummation) occurs on a day that is not a business day, the next business day); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $165,000,000. Payment of the Termination Fee pursuant to this Section 7.3(b) together with any amounts to which the Parent is entitled pursuant to Section 7.3(d) in a situation where the Termination Fee is due and payable shall be deemed to be liquidated damages for, and the sole and exclusive remedy of Parent, Merger Sub and any of their respective Affiliates with respect to, any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and any breach or failure to perform hereunder or the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against the Acquired Corporations and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or other Affiliates (the “Company Related Parties”) arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligations relating to or arising out of this Agreement or the Transactions.

(c) In the event that (i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(c) as a result of a final and nonappealable order, decree, ruling or other action by a court of competent jurisdiction or any other Governmental Body of competent jurisdiction and solely to the extent arising under Antitrust Laws or (ii) each of the following clauses (A), (B) (C), and (D) are satisfied: (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b), (B) any of the conditions set forth in Sections 6.1(b) and 6.1(c) (solely in respect of Antitrust Laws) have not been satisfied, (C) all of the conditions set forth in Section 6.1, other than any of the conditions set forth in Sections 6.1(b) or 6.1(c) (solely in respect of Antitrust Laws), and in Section 6.2 shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), and (D) no breach by the Company of its obligations in Section 5.2 has contributed materially to the applicable order, decree, ruling or other action that gives rise to the termination right pursuant to Section 7.1(c) or the failure of any of the conditions set forth in Section 6.1(b) or Section 6.1(c) to be satisfied; then Parent will promptly, but in no event later than three (3) business days after such termination, pay or cause to be paid to the Company a termination fee (the “Reverse Termination Fee”) of $185,000,000 in cash. Parent will not be required to pay the Reverse Termination Fee pursuant to this Section 7.3(c) more than once. Payment of the Reverse Termination Fee pursuant to this Section 7.3(c) together with any amounts to which the Company is entitled pursuant to Section 7.3(d) in a situation where the Reverse Termination Fee is due and payable shall be deemed to be liquidated damages for, and the sole and exclusive remedy of the Company Related Parties with respect to, any and all losses or damages suffered or incurred by any Company Related Party or any other Person in connection with this Agreement (and any breach or failure to perform hereunder or the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and no Company Related Party shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, Novo Holdings A/S, the Novo Nordisk Foundation, or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or other Affiliates (collectively, “Parent Related Parties”) arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, and upon payment of such amount(s), none of the Parent Related Parties shall have any further liability or obligations relating to or arising out of this Agreement or the Transactions.

(d) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to Section 7.3(b), or Parent fails to timely pay any amount due pursuant to Section 7.3(c) and, in order to obtain the payment, the Party to whom payment is due commences a Legal Proceeding which results in a judgment against the other Party, the other Party shall pay the Party to whom payment is due its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, not to exceed $20,000,000 together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1 Amendment. Subject to applicable Legal Requirements and as otherwise provided in this Agreement, this Agreement may be amended, modified or supplemented by written agreement of the Parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent permissible under applicable Legal Requirements, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered by any Person pursuant to this Agreement shall survive the Effective Time.

8.4 Entire Agreement; Counterparts. This Agreement (including its Exhibits, Annexes and the Company Disclosure Schedule), the CVR Agreement (including any annexes, schedules and exhibits thereto) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement, the Transactions and any other matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of: (A) the Chancery Court of the State of Delaware and any state appellate court therefrom, (B) if (but only if) the court in clause (A) lacks subject matter jurisdiction, the Superior Court of the State of Delaware sitting in New Castle County and any state appellate court therefrom or (C) if (but only if) the courts in clauses (A) and (B) lack subject matter jurisdiction, the United States District Court in the State of Delaware and any appellate court therefrom (collectively, the courts described in clauses (A) through (C), the “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8. Each of the Parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

8.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect, except that Parent and Merger Sub may assign all or any of their rights and obligations under this Agreement to any controlled Affiliate of Parent (an “Assignee”). Any such Assignee may thereafter assign all or any of its rights and obligations under this Agreement to one or more additional Assignees; provided, however, that in connection with any assignment to an Assignee, Parent and Merger Sub (and such assignor, if applicable) will remain liable for performance by Parent and Merger Sub (and such assignor, if applicable) of their obligations hereunder.

8.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration pursuant to Section 1 following the Effective Time in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Equity Awards to receive the Merger Consideration pursuant to Section 1.8 following the Effective Time in accordance with the terms of this Agreement; (b) the provisions set forth in Section 5.4 of this Agreement; (c) the limitations on liability of the Company Related Parties set forth in Section 7.3(b); and (d) the limitations on liability of the Parent Related Parties set forth in Section 7.3(c). The Parties hereby agree that the Company shall have the right, on its own behalf and, in accordance with and to the fullest extent permitted by Section 261(a)(2) of the DGCL, as representative on behalf of the Company’s stockholders and the holders of Company Equity Awards to pursue specific performance as set forth in Section 8.5(b) or damages to the fullest extent permitted by Section 261(a)(1) of the DGCL. For the avoidance of doubt, (i) only the Company (and not the Company’s stockholders or the holders of Company Equity Awards) may bring an action pursuing liability for such damages and (ii) the Company may retain, without distribution to the Company’s stockholders or the holders of Company Equity Awards, any damages received.

8.8 Notices. All notices and other communications required or permitted to be given to any Party hereunder shall be in writing and shall be deemed properly delivered on (a) the date and time of delivery if delivered personally, (b) the date and time of transmittal if delivered by email (provided, no “bounce back” or similar message of non-delivery is received with respect thereto), (c) the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) upon confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices or other communications hereunder shall be delivered to the addresses or email addresses set forth below, or pursuant to such other instructions as the Party to receive such notice or communication shall have specified in a written notice given to the other Parties:

if to Parent:

Novo Nordisk A/S

Novo Allé 1

2880 Bagsvaerd

Denmark

Attention: John Kuckelman, General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02110

Attention:  Emily J. Oldshue

      Christopher D. Comeau

Email:    [***]

      [***]

if to Merger Sub (or following the Effective Time, the Surviving Corporation):

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Daniel Bohsen, Senior Vice President of Finance and Operations

Email: [***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02110

Attention:  Emily J. Oldshue

      Christopher D. Comeau

Email:    [***]

      [***]

if to the Company (prior to the Effective Time):

Akero Therapeutics, Inc.

601 Gateway Boulevard, Suite 350

South San Francisco, CA 94080

Attention: Andrew Cheng, President and Chief Executive Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 200

Clarendon Street

Boston, Massachusetts 02116

Attention:  Graham Robinson

      Laura Knoll

      Benjamin Jiang

Email:    [***]

      [***]

      [***]

8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.10 Obligation of Parent. Parent shall ensure that Merger Sub (and, following the Effective Time, the Surviving Corporation) duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub or the Surviving Corporation, as applicable, under this Agreement, and Parent shall be jointly and severally liable with Merger Sub or the Surviving Corporation, as applicable, for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

8.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.

(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.

(e) As used in this Agreement, the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.

(g) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) The term “dollars” and character “$” shall mean United States dollars.

(i) Any reference to (i) any Governmental Body includes any successor to that Governmental Body; and (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement or Contract shall be deemed to refer to such Legal Requirement or Contract, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).

(j) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided,” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered, in unredacted form, to Parent at least forty-eight (48) hours prior to the execution and delivery of this Agreement, including by being posted to the virtual data room managed by the Company and hosted by Donnelley Financial Solutions (the “Data Room”), available to Parent on the Company’s designated file server on Egnyte, or filed with or furnished to the SEC and available on EDGAR at least 48 hours prior to the execution and delivery of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Akero Therapeutics, Inc.

By:	/s/ Andrew Cheng
Name: Andrew Cheng, M.D., Ph.D.
Title: President and Chief Executive Officer

Novo Nordisk A/S

By:	/s/ Karsten Munk Knudsen
Name: Karsten Munk Knudsen
Title: Executive Vice President & Chief Financial Officer

Novo Nordisk A/S

By:	/s/ Mike Doustdar
Name: Mike Doustdar
Title: President & Chief Executive Officer

NN Invest Sub, Inc

By:	/s/ Daniel Bohsen
Name: Daniel Bohsen
Title: President & Treasurer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” is defined in Section 4.3(a) of the Agreement.

Acquired Corporations. “Acquired Corporations” is defined in Section 2.1(a) of the Agreement.

Acquisition Proposal. “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition or exclusive license of assets of the Company equal to 20% or more of the Company’s consolidated assets (determined by value) attributable, (B) issuance or acquisition of 20% or more of the outstanding Company Common Stock, (C) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock, in each case (A) through (D) other than the Transactions.

Affiliate. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. Notwithstanding anything to the contrary set forth in the preceding sentence, other than for purposes of Sections 2.26, 5.12, 7.2, and 7.3(b), Novo Holdings A/S, the Novo Nordisk Foundation and their respective Affiliates (other than Parent and its Subsidiaries and any Person that controls the foregoing other than Novo Holdings A/S or the Novo Nordisk Foundation) will not be considered Affiliates of Parent or Merger Sub hereunder.

Agreement. “Agreement” is defined in the preamble to the Agreement.

Anti-Corruption Laws. “Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.

1

Antitrust Laws. “Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust laws and foreign direct investment laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or that provide for national security and public order reviews in connection with the cross-border acquisition of any interest or assets of a business.

Assignee. “Assignee” is defined in Section 8.6.

Board of Directors. “Board of Directors” is defined in the Introduction to the Agreement.

Book-Entry Shares. “Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.

business day. “business day” shall mean a day except a Saturday, a Sunday or other day on which banks in either the City of New York, NY or Copenhagen, Denmark are authorized or required by Legal Requirements to be closed.

Certificated Shares. “Certificated Shares” is defined in Section 1.6(b) of the Agreement.

Certificates. “Certificates” is defined in Section 1.6(b) of the Agreement.

Change of Control Payment. “Change of Control Payment” is defined in Section 2.9(a)(vii) of the Agreement.

Closing. “Closing” is defined in Section 1.3(a) of the Agreement.

Closing Consideration. “Closing Consideration” is defined in Introduction to the Agreement.

Closing Date. “Closing Date” is defined in Section 1.3(a) of the Agreement.

Code. “Code” shall mean the Internal Revenue Code of 1986.

Company. “Company” is defined in the preamble to the Agreement.

Company Adverse Change Recommendation. “Company Adverse Change Recommendation” is defined in Section 5.1(a) of the Agreement.

Company Board Recommendation. “Company Board Recommendation” is defined in the Introduction to the Agreement.

Company Common Stock. “Company Common Stock” shall mean the common stock, $0.0001 par value per share, of the Company.

Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

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Company Equity Award. “Company Equity Award” shall mean each Company Option and Company RSU.

Company Equity Plans. “Company Equity Plans” shall mean the Company’s 2019 Stock Option and Incentive Plan and the Company’s 2018 Stock Option and Grant Plan, in each case, as may be further amended, restated, modified or supplemented from time to time.

Company ESPP. “Company ESPP” shall mean the Company’s 2019 Employee Stock Purchase Plan, as may be further amended, restated, modified or supplemented from time to time.

Company In-Licensed IP. “Company In-Licensed IP” shall mean all Intellectual Property Rights owned or purported to be owned by a third party, solely or jointly, and licensed to any of the Acquired Corporations.

Company IP. “Company IP” shall mean, collectively, (a) the Company Owned IP and (b) the Company In-Licensed IP.

Company IT Assets. “Company IT Assets” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or the Acquired Corporations, or licensed or leased to the Company or the Acquired Corporations pursuant to written agreements (excluding any public networks).

Company Options. “Company Options” shall mean all compensatory options to purchase Shares granted under any Company Equity Plan. A purchase right under the Company ESPP is not considered to be a Company Option for purposes of this Agreement.

Company Owned IP. “Company Owned IP” shall mean all Intellectual Property Rights that are owned or purported to be owned, solely or jointly, by any of the Acquired Corporations.

Company Preferred Stock. “Company Preferred Stock” shall mean the preferred stock, $0.0001 par value per share, of the Company.

Company Registered IP. “Company Registered IP” is defined in Section 2.8(a) of the Agreement.

Company Related Parties. “Company Related Parties” is defined in Section 7.3(b) of the Agreement.

Company Returns. “Company Returns” is defined in Section 2.15(a) of the Agreement.

Company RSUs. “Company RSUs” shall mean all restricted stock units granted under any Company Equity Plan.

Company SEC Documents. “Company SEC Documents” is defined in Section 2.4(a) of the Agreement.

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Company Securities. “Company Securities” is defined in Section 2.3(h) of the Agreement.

Company Stockholder Approval. “Company Stockholder Approval” is defined in Section 2.21 of the Agreement.

Company Stockholder Meeting. “Company Stockholder Meeting” is defined in Section 4.4(b) of the Agreement.

Company Warrants. “Company Warrants” shall mean all warrants to purchase Shares.

Confidentiality Agreement. “Confidentiality Agreement” is defined in Section 4.1 of the Agreement.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.

Continuing Employee. “Continuing Employee” is defined in Section 5.3(a) of the Agreement.

Contract. “Contract” shall mean any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, license, sublicense, purchase order, sales order, commitment or undertaking.

Copyrights. “Copyrights” is defined in the definition of Intellectual Property Rights.

Cut-off Time. “Cut-off Time” is defined in Section 4.3(c) of the Agreement.

CVR Agreement. “CVR Agreement” is defined in the Introduction to the Agreement.

CVR Parent. “CVR Parent” is defined in the Introduction to the Agreement.

Data Protection and Security Requirements. “Data Protection and Security Requirements” shall mean, as applicable (a) all state, federal, local, or other domestic or foreign laws relating to the Processing of Personal Data, data privacy, data or cyber security, breach notification, or data localization, including HIPAA, Regulation (EU) 2016/679 (General Data Protection Regulation or “GDPR”), the United Kingdom Data Protection Act 2018, and comparable foreign or state laws regulating the privacy and security of Personal Data; (b) all regulatory guidelines and published interpretations by Governmental Bodies of such laws; (c) all policies and notices of the Company relating to the Processing of Personal Data; and (d) Executive Order 14117 of February 28, 2024 (Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern) and the U.S. Department of Justice Final Rule entitled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 28 C.F.R. Part 202 (the “DOJ Data Security Program”).

Data Room. “Data Room” is defined in Section 8.11(j) of the Agreement.

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Delaware Courts. “Delaware Courts” is defined in Section 8.5(a) of the Agreement.

Determination Notice. “Determination Notice” is defined in Section 5.1(b)(i) of the Agreement.

Development Plan. “Development Plan” shall mean the development plan set forth on Schedule 4.2(a), as it may be amended, modified or supplemented by written agreement of the Parties from time to time, by an instrument in writing signed on behalf of each of the Parties.

DGCL. “DGCL” shall mean the Delaware General Corporation Law.

Dissenting Shares. “Dissenting Shares” is defined in Section 1.7 of the Agreement.

DOJ. “DOJ” shall mean the U.S. Department of Justice.

DOJ Data Security Program. “DOJ Data Security Program” is defined in the definition for “Data Protection and Security Requirements”.

EDGAR. “EDGAR” is defined in Section 2.9(b) of the Agreement.

Effective Time. “Effective Time” is defined in Section 1.3(b) of the Agreement.

Employee Plan. “Employee Plan” shall mean any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and any other plan, program, policy, practice, contract, agreement or arrangement providing for compensation or benefits, whether or not subject to ERISA, whether or not reduced to writing, and whether covering a single individual or group of individuals, including any bonus, commission, change in control, retention, transaction, deferred compensation, incentive compensation, stock purchase, stock option, other equity or equity-based award, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, health and welfare, flexible benefits, fringe benefit, gross-up, profit-sharing, pension or retirement, employment, individual consulting or other compensation or employee benefit plan, policy, practice, program, contract, agreement or arrangement, in each case that is (i) sponsored, maintained, contributed to or required to be contributed to by an Acquired Corporation for the benefit of any current or former employee, director, officer, independent contractor or other individual service provider of an Acquired Corporation, (ii) with respect to which an Acquired Corporation has any liability or (iii) to which an Acquired Corporation is a party, in each case, excluding any plan or arrangement that is maintained because it is required by, or to which contributions are required by, a Governmental Body or applicable Legal Requirements.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, right of first refusal, preemptive right, claim, charge or similar restriction of any nature.

End Date. “End Date” is defined in Section 7.1(b) of the Agreement.

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Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

Excluded Benefits. “Excluded Benefits” is defined in Section 5.3(a) of the Agreement.

Excluded Shares. “Excluded Shares” is defined in Section 1.5(a)(ii) of the Agreement.

FDA. “FDA” shall mean the United States Food and Drug Administration.

FDCA. “FDCA” shall mean the Federal Food, Drug and Cosmetic Act, (21 U.S.C. § 301 et. seq.) and all regulations promulgated thereunder.

FTC. “FTC” shall mean the U.S. Federal Trade Commission.

GAAP. “GAAP” is defined in Section 2.4(b) of the Agreement.

Global Trade Laws. “Global Trade Laws” shall mean (a) the trade, sanctions, export control, import, and anti-boycott Legal Requirements imposed, administered, or enforced by the U.S. government, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Legal Requirements administered by U.S. Customs and Border Protection, the Foreign Trade Regulations, and the economic and trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State; and (b) other trade, sanctions, export control, import, and anti-boycott Legal Requirements applicable to any Acquired Corporation (except to the extent inconsistent with U.S. Legal Requirements).

Governmental Authorization. “Governmental Authorization” shall mean any: permit, license, certificate, franchise, permission, approval, clearance, registration, qualification, grant, accreditation, waiver or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

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Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court, arbitrator, mediator or other tribunal, with respect to (a)-(c), including the U.S. Patent and Trademark Office, U.S. Copyright Office and any similar office or agency anywhere in the world.

Hazardous Materials. “Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.

Health Care Laws. “Health Care Laws” shall mean all applicable Legal Requirements governing the research, development, design, manufacturing, packaging, labeling, quality, safety, import, export, commercialization, marketing, promotion, sale, and distribution of biologics, including the FDCA and the Public Health Services Act (42 U.S.C. § 262); the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)); the Beneficiary Inducement Law (42 U.S.C. § 1320a-7a(a)(5)); the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)); the Exclusion Laws (42 U.S.C. § 1320a-7); the Animal Welfare Act (7 U.S.C. §§ 2131–2159) and the National Institutes of Health (“NIH”) Office of Laboratory Animal Welfare standards for animal use in research; the Association for Assessment and Accreditation of Laboratory Animal Care standards to evaluate animal care and use programs; any other applicable state, federal, local, or other domestic or foreign law or regulation related to animal research; the NIH Guidelines for Research Involving Recombinant or Synthetic Nucleic Acid Molecules; the European Union Clinical Trials Regulation (Regulation (EU) No. 536/2014); any related or analogous applicable Legal Requirement, whether of the United States or any other applicable jurisdiction; and any applicable rules, regulations, and legally binding directives, policy statements, or guidance promulgated or issued pursuant to such Legal Requirements, as each of the foregoing may be amended from time to time.

Hercules Loan Agreement. “Hercules Loan Agreement” shall mean that certain Loan and Security Agreement, dated as of June 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Company and each of the Company’s subsidiaries from time to time party thereto, as borrower, the several banks and other financial institutions or entities from time to time party thereto and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the lenders party thereto.

Hercules Warrant. “Hercules Warrant” shall mean a warrant issued by the Company pursuant to the Hercules Loan Agreement.

HIPAA. “HIPAA” is defined in Section 2.12(j) of the Agreement.

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

In the Money Option. “In the Money Option” is defined in Section 1.8(a) of the Agreement.

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In-bound License. “In-bound License” is defined in Section 2.9(a)(ix) of the Agreement.

Indebtedness. “Indebtedness” shall mean, without duplication, the outstanding principal amount of, and all interest, fees and other amounts accrued in respect of and all amounts and premiums payable at retirement (including prepayment penalties) of, (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, including that portion of obligations with respect to any capital or finance leases that is classified as a liability on a balance sheet in conformity with GAAP, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts owing to any Person other than an Acquired Corporation, (iii) any reimbursement obligations in respect of all drawn amounts under letters of credit, surety and performance bonds, bankers’ acceptances or similar facilities, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (v) interest rate swap, forward contract, currency or other hedging arrangements or derivative instruments, (vi) any dividends or distributions or (vii) any guaranty of any such obligations described in clauses (i) through (vi) of any Person other than an Acquired Corporation (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice).

Indemnified Persons. “Indemnified Persons” is defined in Section 5.4(a) of the Agreement.

Initial Extended End Date. “Initial Extended End Date” is defined in Section 7.1(b) of the Agreement.

Intellectual Property Rights. “Intellectual Property Rights” shall mean all intellectual property and industrial property rights of every kind and description throughout the world, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related provisionals, non-provisionals, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, names, corporate names, trade names, Internet domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with all goodwill associated with the foregoing (“Trademarks”), (iii) works of authorship, whether or not copyrightable, copyrights and copyrightable subject matter (“Copyrights”), and (iv) trade secrets and other confidential and proprietary ideas, know-how, inventions, processes, formulae, models, and methodologies, specifications, assays, manuals, drawings, standard operating procedures, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data and similar data and information (“Trade Secrets”), with respect to (i)-(iv), whether registered or unregistered, issued or unissued, and including all applications therefor.

Intervening Event. “Intervening Event” shall mean any material event, fact, development or occurrence that affects the business, assets or operations of the Company that is unknown to, and not reasonably foreseeable by, the Board of Directors as of the date of this Agreement, or if known to the Board of Directors as of the date of this Agreement, the material consequences of which were not known to, and not reasonably foreseeable by, the Board of Directors as of the date of this Agreement.

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IRS. “IRS” shall mean the U.S. Internal Revenue Service.

knowledge. “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge, after reasonable inquiry, of such Entity’s executive officers; provided that the foregoing shall not require any freedom to operate or other analysis with respect to validity or non-infringement of Intellectual Property Rights.

Leased Real Property. “Leased Real Property” is defined in Section 2.7(b) of the Agreement.

Legal Proceeding. “Legal Proceeding” shall mean any action, claim, charge, audit, suit, complaint, litigation, arbitration, mediation proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing or investigation commenced, brought, conducted or heard by or before any Governmental Body.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, common law, act, injunction, award, code, decree, rule, regulation, order, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or another stock exchange).

Material Adverse Effect. “Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect which, individually or when taken together with all other events, occurrences, circumstances, changes or effects which have occurred in the applicable determination period for a Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to consummate the Transactions on or before the End Date or (b) the business, assets, financial condition or results of operations of the Acquired Corporations, taken as a whole; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect for purposes of clause (b) above: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) any event, occurrence, circumstance, change or effect resulting from the announcement, pendency or performance of the Transactions (other than with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the consummation of the Transactions of the performance of obligations of the Company hereunder); (iii) any event, occurrence, circumstance, change or effect generally affecting the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions; (iv) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency or interest rates; (v) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic, trade wars or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse

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Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by an Acquired Corporation at the written direction of Parent or any action specifically required to be taken by an Acquired Corporation under this Agreement; (viii) any event, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; (ix) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with any change in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP); (x) any Legal Proceeding described in Section 1.7 or Section 5.5; (xi) the availability of or cost of equity, debt or other financing to Parent or Merger Sub; or (xii) any event, occurrence, circumstance, change or effect proximately resulting or arising from Parent’s or Merger Sub’s material breach of this Agreement; provided that any event, occurrence, circumstance, change or effect referred to in the foregoing clauses (iii), (iv), (v) and (ix) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect solely to the extent such event, occurrence, circumstance, change or effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate.

Material Contract. “Material Contract” is defined in Section 2.9(a) of the Agreement.

Merger. “Merger” is defined in the Introduction to the Agreement.

Merger Consideration. “Merger Consideration” is defined in the Introduction to the Agreement.

Merger Proxy Statement. “Merger Proxy Statement” is defined in Section 4.4(a) of the Agreement.

Merger Sub. “Merger Sub” is defined in the preamble to the Agreement.

Nasdaq. “Nasdaq” shall mean The Nasdaq Global Select Market.

Non-Executive Employees. “Non-Executive Employees” is defined in Section 2.17(a) of the Agreement.

Out of the Money Option. “Out of the Money Option” is defined in Section 1.8(b) of the Agreement.

Out-bound License. “Out-bound License” is defined in Section 2.9(a)(ix) of the Agreement.

Parent. “Parent” is defined in the preamble to the Agreement.

Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the Transactions in a timely manner on the terms set forth herein.

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Parent Related Parties. “Parent Related Parties” is defined in Section 7.3(c) of the Agreement.

Parties. “Parties” shall mean Parent, Merger Sub, and the Company.

Paying Agent. “Paying Agent” is defined in Section 1.6(a) of the Agreement.

Payment Fund. “Payment Fund” is defined in Section 1.6(a) of the Agreement.

Permitted Encumbrance. “Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes (i) that are not due and payable or (ii) the validity of which is being contested in good faith by appropriate proceedings and for which a reserve has been established in accordance with GAAP in the financial statements included in the Company SEC Documents filed prior to the date of this Agreement, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business consistent with past practice under the terms of any Contracts to which the relevant Party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business consistent with past practice), (c) any interest or title of a lessor under leases (other than capital leases) entered into by the Company or its Subsidiary in the ordinary course of business, and any Encumbrance related thereto, (d) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (e) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice and (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business consistent with past practice and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Data. “Personal Data” shall mean all data or information in any medium that alone or in combination with other information allows the identification of an individual or that otherwise constitutes personal data or personal information under any applicable Data Protection and Security Requirements, including any financial, credit, transactional, medical or other information, names, addresses, social security or insurance numbers, telephone numbers, facsimile numbers, email addresses or other contact information, or any personal or device identifier. Personal Data shall include “Protected Health Information,” as that term is defined at 45 C.F.R. § 160.103 for purposes of HIPAA.

Pre-Closing Period. “Pre-Closing Period” is defined in Section 4.1 of the Agreement.

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Pre-Funded Warrant. “Pre-Funded Warrant” shall mean a pre-funded warrant issued pursuant to the Underwriting Agreement, dated as of January 28, 2025, among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein.

Processing. “Processing” shall mean the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal, disclosure or other activity regarding data (whether electronically or in any other form or medium).

Reference Date. “Reference Date” is defined in Section 2.3(a) of the Agreement.

Regulatory Permit. “Regulatory Permit” shall mean all Governmental Authorizations granted or issued by FDA or other Governmental Body required to operate the business of the Acquired Corporations with respect to any Health Care Laws, including any investigational new drug applications, biologics license applications, clinical trial applications, marketing authorization applications, establishment registrations and drug listings (as defined in 21 C.F.R. Part 207), all supplements or amendments thereto, and all comparable Governmental Authorizations.

Release. “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

Representatives. “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

Required Jurisdiction. “Required Jurisdiction” means each of the jurisdictions set forth on Schedule 5.2.

Reverse Termination Fee. “Reverse Termination Fee” is defined in Section 7.3(c) of the Agreement.

Rights Agent. “Rights Agent” is defined in the Introduction to the Agreement.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

SEC Clearance Date. “SEC Clearance Date” is defined in Section 4.4(b) of the Agreement.

Securities Act. “Securities Act” shall mean the Securities Act of 1933.

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Security Incident. “Security Incident” shall mean any (a) unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing or Misuse of Personal Data or other business data, (b) inadvertent, unauthorized or unlawful sale, or rental of, Personal Data or other business data, or (c) other unauthorized access to or use of the information technology systems of any member of the Company. “Security Incident” includes any “breach” or “security incident” as defined under HIPAA and any “personal data breach” as defined under GDPR.

Shares. “Shares” is defined in the Introduction to the Agreement.

Specified Agreement. “Specified Agreement” is defined in Section 7.1(e) of the Agreement.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Superior Offer. “Superior Offer” shall mean a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 5.1(b)(i)); provided that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

Surviving Corporation. “Surviving Corporation” is defined in the Introduction to the Agreement.

Takeover Laws. “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including, for the avoidance of doubt, Section 203 of the DGCL).

Tax. “Tax” shall mean any and all U.S. federal, state or local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax or similar levy, assessment, or other charge in the nature of a tax, together with any interest, penalty, or addition thereto.

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Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments thereto or amendments thereof.

Termination Fee. “Termination Fee” is defined in Section 7.3(b) of the Agreement.

Trademarks. “Trademarks” is defined in the definition of Intellectual Property Rights.

Trade Secrets. “Trade Secrets” is defined in the definition of Intellectual Property Rights.

Transactions. “Transactions” shall mean (a) the execution and delivery of the Agreement and (b) all of the transactions contemplated by the Agreement, including the Merger.

willful and material breach. “willful and material breach” shall mean a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of the Agreement.

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ANNEX I

CVR AGREEMENT

Final Form

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is entered into by and between [•], a [Delaware corporation] and wholly owned subsidiary of Ultimate Parent (as defined below) (“Parent”), [•] as the Rights Agent (as hereinafter defined) and, solely with respect to Section 6.11, Novo Nordisk A/S, a Danish aktieselskab (“Ultimate Parent”).

RECITALS

WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated as of October 9, 2025 (the “Merger Agreement”), by and among Ultimate Parent, NN Invest Sub, Inc, a Delaware corporation and a direct or indirect wholly owned subsidiary of Ultimate Parent (“Merger Sub”) and Akero Therapeutics, Inc., a Delaware corporation (“Akero”);

WHEREAS, pursuant to the Merger Agreement, Akero shall merge with and into Merger Sub, with Akero surviving such merger (the “Merger”); and

WHEREAS, pursuant to the Merger Agreement, Ultimate Parent has agreed to provide to Akero’s stockholders and certain of Akero’s other equity holders the right to receive the CVRs as hereinafter described.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent, Ultimate Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

1.1. Definitions. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:

“Akero” shall have the meaning set forth in the Recitals of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“Approval Milestone” means receipt by Parent or one of its Affiliates or Assignees, prior to the Termination Date, of FDA Approval for the Product (whether alone or in combination with another product) for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis, and which expressly sets forth the foregoing as an indication in the indications and usage section of the FDA-approved prescribing information for the Product.

“Approval Milestone Payment” means $6.00 per CVR.

“Approval Milestone Payment Date” means a date selected by Parent that is not more than thirty (30) Business Days following the date of the achievement of the Approval Milestone.

“Assignee” has the meaning set forth in Section 6.3.

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“Business Day” means a day except a Saturday, a Sunday or other day on which banks in either New York City, NY or Copenhagen, Denmark are authorized or required by Legal Requirements to be closed.

“Commercially Reasonable Efforts” means, with respect to any activities or decision-making by Parent pursuant to Section 2.6, those efforts that are commensurate with the efforts of a pharmaceutical company similarly situated to Parent to develop a program or product of similar potential, market potential, and profit potential (taking into account payments under this Agreement) and at a similar stage of product life, based on conditions then prevailing and taking into account Parent’s and its Affiliates’ other products, taking into account, without limitation (a) issues of efficacy, safety, and expected and actual approved labeling, as well as all other related commercial and scientific advantages and disadvantages, in each case, based on Parent’s evaluation thereof, (b) the expected and actual competitiveness of alternative products (including the development of other internal product candidates), (c) the expected and actual product profile of the Product, including product usage convenience and usage convenience of other products, (d) the expected and actual patent and other proprietary position of the Product, and the expected and actual freedom-to-operate landscape therefor, (e) the likelihood of, and timelines for, FDA Approval or pricing and reimbursement approval given the regulatory structure involved, including timing of entry to market and regulatory or data exclusivity, and other matters related to FDA Approval, pricing and reimbursement approval, and timing for development and commercialization, (f) supply chain management considerations, including manufacturing capabilities, availabilities, and timelines, (g) the expected and actual profitability and return on investment of the Product, taking into consideration, among other factors, expected and actual (i) third party expenses, (ii) royalty, milestone, and other payments to third parties or required under this Agreement, (iii) the pricing and reimbursement relating to the Product, and (iv) costs of exploitation of the Product, (h) any delays or pauses in any development or regulatory activities related to the Product relating to external factors (including pandemic, natural disaster, government shutdown, war, terrorist attack and cyber-attack, and actions, inactions, or requirements of, or as a result of, regulatory authorities or changes in law or regulation), and (i) all other relevant technical, legal, scientific, financial, commercial, medical, and other factors, including the effect that activities in one market may have on activities in another market. Rights Agent expressly understands and agrees that the use of Commercially Reasonable Efforts may result in Parent or its Affiliates ceasing to develop, seek or obtain FDA Approval for, or commercialize the Product (in whole or in part), and that once such activities for the Product have ceased in compliance with this definition of Commercially Reasonable Efforts, Commercially Reasonable Efforts do not require the continued re-evaluation of whether such activities must be re-initiated for the Product.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVRs” has the meaning set forth in Section 2.1.

“Delaware Courts” has the meaning set forth in Section 6.5.

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“DTC” means The Depository Trust Company or any successor thereto.

“Equity Award CVR” means a CVR received by a Holder in respect of Company Options or Company RSUs.

“FDA Approval” means the full approval by the U.S. Food and Drug Administration (“FDA”) of a biologics license application (“BLA”) to market the Product under 42 U.S.C. § 262(a), either alone or in combination with another active pharmaceutical ingredient, as evidenced by the receipt by the Company of a “BLA Approval” letter from the FDA and such approval (a) does not require the inclusion of a “boxed warning” (as defined in 21 CFR § 201.57(c)(1)) in the product labeling and (b) does not require the implementation of a risk evaluation and mitigation strategy required by the FDA under the authority granted to it in 21 U.S.C § 355-1, unless such approval includes a combination with another active pharmaceutical ingredient and any such “boxed warning” or implementation of a risk evaluation and mitigation strategy is not due to the Product. For the avoidance of doubt, FDA Approval does not include an accelerated approval of a BLA pursuant to 21 U.S.C. § 356(c) or 21 C.F.R. Part 601, Subpart E.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Merger” shall have the meaning set forth in the Recitals of this Agreement.

“Merger Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Merger Sub” shall have the meaning set forth in the Recitals of this Agreement.

“Officer’s Certificate” when used with respect to Parent means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, a Vice President or any other person duly authorized to act on behalf of Parent for such purpose or for any general purpose.

“Parent” has the meaning set forth in the preamble.

“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC.

“Product” means the efruxifermin for subcutaneous injection candidate that is being studied in the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Termination Date” means June 30, 2031.

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1.2. Rules of Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.

(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.

(e) As used in this Agreement, the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections” or “Annexes” are intended to refer to Sections of this Agreement and Annexes to this Agreement.

(g) The section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) The term “dollars” and character “$” shall mean United States dollars.

(i) Any reference to (i) any Governmental Body includes any successor to that Governmental Body; and (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section.

2. CONTINGENT VALUE RIGHTS

2.1. CVRs. The contingent value rights represent the rights of Holders to receive contingent cash payments pursuant to this Agreement (“CVRs”). The initial Holders will be determined pursuant to the terms of the Merger Agreement and the Company Warrants.

2.2. Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

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2.3. No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs will not be evidenced by a certificate or other instrument.

(b) The Rights Agent, acting solely for this purpose as a non-fiduciary agent of Parent, will keep a register (the “CVR Register”) for the purpose of recording the names and addresses of the applicable Holders, as well as transfers of CVRs as herein provided. The entries in the CVR Register shall be conclusive absent manifest error, and Parent and the Rights Agent shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parent at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any imputed interest in or with respect to the CVRs under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder, including under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent. The CVR Register shall set forth (x) with respect to holders of Company Common Stock that hold such shares in book-entry form through DTC immediately prior to the Effective Time, one (1) position for Cede & Co. (as nominee of DTC) representing all such shares of Company Common Stock that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, and (y) with respect to (A) holders of shares of Company Common Stock that hold such shares in certificated form immediately prior to the Effective Time that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, upon delivery to the Paying Agent by each such holder of the applicable stock certificates, together with a validly executed letter of transmittal and such other customary documents as may be reasonably requested by the Paying Agent, in accordance with the Merger Agreement, (B) holders of shares of Company Common Stock that hold such shares in book-entry form through the Company’s transfer agent immediately prior to the Effective Time that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, upon delivery to the Paying Agent by each such holder of a customary agent’s message and such other customary documents as may be reasonably requested by the Paying Agent, in accordance with the Merger Agreement, (C) holders of In the Money Options, and (D) holders of Company RSUs, in each case of clauses (A) through (D), the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement (other than, in the case of the foregoing clauses (x), (y)(A) and (y)(B), those who have perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware), and (z) with respect to holders of Company Warrants, the applicable number of CVRs to which such holder is entitled pursuant to the Merger Agreement and the Company Warrants upon exercise of such Company Warrants. The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (pursuant to any Permitted Transfers), upon the written receipt of such information by the Rights Agent. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any former street name holders of shares of Company Common Stock by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.

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(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. No service charge shall be made for any registration of transfer of a CVR, but Parent and the Rights Agent may require the Holder to pay a sum sufficient to cover any Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid by the Holder or that no payment of any such Taxes or charges is required. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form, promptly record the change of address in the CVR Register.

2.4. Payment Procedures.

(a) On the Approval Milestone Payment Date, if any, Parent shall deposit or cause to be deposited with the Rights Agent by wire transfer to the account designated by the Rights Agent an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by the Holders (other than Equity Award CVRs), and the Rights Agent shall promptly (but in any event within five (5) Business Days) pay to each Holder of record of the CVRs (other than Equity Award CVRs) as of 5:00 PM EST on the Approval Milestone Payment Date, an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of CVRs held by such Holder as of the Approval Milestone Payment Date by check mailed to the address of each Holder as reflected in the CVR Register or, in the case of any former street name holders of shares of Company Common Stock, by sending one lump payment to DTC pursuant to Section 2.3(b). Parent will pay through the Surviving Corporation’s or another of its Affiliates’ payroll system, payroll provider or standard accounts payable procedure, as applicable, to each Holder of an Equity Award CVR an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of Equity Award CVRs held by such Holder as of the Approval Milestone Payment Date (less applicable Tax withholdings and other authorized deductions) within five (5) business days of the Approval Milestone Payment Date, subject to Section 2.4(b). Notwithstanding the foregoing, in no event shall Parent be required to pay any Approval Milestone Payment more than once.

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(b) Parent and any of its Affiliates and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this Agreement to any Holder such amounts as are required to be deducted and withheld therefrom under the Code or the Treasury Regulations thereunder or any other Legal Requirement. With respect to Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through the Surviving Corporation’s or its Affiliates’ (including Parent’s) payroll system, payroll provider or standard accounts payable procedure, as applicable, or any successor of the foregoing. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(c) Any portion of any Approval Milestone Payment that remains undistributed to the Holders six (6) months after the Approval Milestone Payment Date will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Approval Milestone Payment, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Legal Requirement.

(d) Neither Parent nor the Rights Agent will be liable to any Person in respect of any Approval Milestone Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement. If any Approval Milestone Payment has not been paid immediately prior to the date on which such Approval Milestone Payment would otherwise escheat to or become the property of any Governmental Body, any such Approval Milestone Payment will, to the extent permitted by applicable Legal Requirement, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(e) Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, Parent, the Rights Agent and/or Holders, as applicable, shall determine the portion of the Approval Milestone Payment required to be treated as interest for U.S. federal income tax purposes pursuant to Section 483 of the Code and the Treasury Regulations promulgated thereunder.

(f) The Rights Agent shall be responsible for information reporting required under applicable Legal Requirements with respect to the CVRs (other than Equity Award CVRs), including reporting the fair market value of the CVRs (other than Equity Award CVRs) upon the Holders’ receipt of such CVRs on Internal Revenue Service Form 1099-B and reporting the Approval Milestone Payments hereunder on Internal Revenue Service Form 1099-B or other applicable form to the extent required under applicable Legal Requirement. Parent shall provide the Rights Agent with properly completed “Standard Tax Reporting Instructions” contained in Annex I hereto, which shall contain the fair market value of the CVRs and the Parent shall use commercially reasonable efforts to cooperate with the Rights Agent to provide any other information reasonably necessary for the Rights Agent to carry out its obligations in this Section 2.4(f).

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2.5. No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b) The CVRs will not represent any equity or ownership interest in Parent or in any constituent company to the Merger. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Parent or any of its Affiliates.

2.6. Diligence Obligation.

(a) From the Closing Date until the Termination Date, Parent shall, and shall cause the Surviving Corporation to, use Commercially Reasonable Efforts to (i) conduct the SYNCHRONY Histology clinical trial and the SYNCHRONY Outcomes clinical trial and (ii) upon achievement of the primary end point in both such clinical trials, file for and seek FDA Approval for the Product for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis. Parent’s obligation to use Commercially Reasonable Efforts under this Section 2.6(a) shall be fully satisfied and shall cease, and thereafter Parent shall have the right, in its sole and absolute discretion, to direct and control the development of the Product in all respects without any further obligations pursuant to this Agreement upon the earlier of (i) the first filing for FDA Approval for the Product for the treatment of patients with compensated cirrhosis (consistent with stage F4c fibrosis) due to metabolic dysfunction-associated steatohepatitis and (ii) the date on which the SYNCHRONY Histology clinical trial or the SYNCHRONY Outcomes clinical trial does not meet its primary endpoint.

(b) Parent owes no obligation or duty, as a fiduciary or otherwise, to the Rights Agent, any Holder or any other Person in connection with its operation of the Surviving Corporation’s business following the Closing except as set forth in Section 2.6(a) above. The Rights Agent (on behalf of itself and on behalf of the Holders) acknowledges that (i) Parent makes (x) no guarantees or promises that the Approval Milestone will be achieved at all or by a specific date or is achievable or that any clinical trial for the Product will meet its primary endpoint or otherwise be successful, and (y) no assessments or predictions regarding the likelihood of the Approval Milestone being achieved has been or is provided hereby, and no reliance thereon should be made, (ii) there is no assurance that the Holders will receive any payment as described under Section 2.4 unless the Approval Milestone is achieved, (iii) Parent has not, prior to or after the date hereof, promised or projected any amounts to be received by the Holders in respect of any payments described in Section 2.4, (iv) subject to the obligations in Section 2.6(a), none of the Rights Agent and any Holder is relying on or has relied on any promises, projections, representation or warranty of any kind or other information, documents or materials (or absence thereof) in respect of any payments described in Section 2.4 including with respect to the operation of the Surviving Corporation’s business following the Closing, (v) except for Parent’s obligations set forth in Section 2.6(a), Parent shall have the right to own, operate, use, license, develop and otherwise commercialize the assets of the Surviving Corporation’s business (or not) in any

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way that Parent deems appropriate in its sole business judgment and (vi) except for Parent’s obligations set forth in Section 2.6(a), Parent does not have any obligation, express or implied, to develop, manufacture, commercialize, or otherwise exploit the assets of the Surviving Corporation’s business in order to maximize or expedite the payments described in Section 2.4. Except for Parent’s obligations set forth in Section 2.6(a), the Rights Agent (on behalf of itself and on behalf of the Holders) hereby (a) disclaims reliance on any such promises, projections, representations, warranties or other information, documents or materials (or absence thereof), and (b) understands and agrees that any such promises, representations, warranties, projections and other information, documents and materials (or absence thereof) are specifically disclaimed by Parent.

3. THE RIGHTS AGENT

3.1. Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence.

3.2. Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

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(g) the Rights Agent will have no liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, incurred in the absence of bad faith, gross negligence or willful misconduct on its part;

(i) the Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder in the absence of bad faith, gross negligence or willful misconduct on its part; and

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

3.3. Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove the Rights Agent at any time but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to the Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

(b) If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent will as soon as is reasonably possible appoint a qualified successor Rights Agent who may be a Holder but may not be an officer of Parent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within twenty (20) days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.

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3.4. Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

4. COVENANTS

4.1. List of Holders. Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to other shares of Company Common Stock, In the Money Options, Company RSUs or Company Warrants), the names and addresses of the Holders within twenty (20) Business Days of the Effective Time.

5. AMENDMENTS

5.1. Amendments without Consent of Holders.

(a) Without the consent of any Holders or the Rights Agent, Parent at any time and from time to time, may enter into one or more amendments hereto, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in, and to the extent consistent with, Section 6.3.

(b) Without the consent of any Holders or the Rights Agent, Parent and the Surviving Corporation, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act (and the rules and regulations promulgated thereunder) or the Exchange Act, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities Legal Requirements outside of the United States; provided that, in each case, such amendments do not change the Approval Milestone, the Termination Date or the amount of the Approval Milestone Payment;

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(v) to reduce the number of CVRs, in the event and to the extent any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4; or

(vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders (as a group and in their capacity as such).

(c) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

5.2. Amendments with Consent of Holders.

(a) Without limiting the right to amend pursuant to Section 5.1, with the consent of the Holders of not less than twenty percent (20%) of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interests of the Holders.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

5.3. Execution of Amendments. In executing any amendment permitted by this Section 5, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent (including in-house counsel) stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

5.4. Effect of Amendments. Upon the execution of any amendment under this Section 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

6. OTHER PROVISIONS OF GENERAL APPLICATION

6.1. Notices to the Rights Agent and Parent. All notices and other communications required or permitted to be given to any party hereunder shall be in writing and shall be deemed properly delivered on (a) the date and time of delivery if delivered personally, (b) the date and time of transmittal if delivered by email (provided, no “bounce back” or similar message of non-delivery is received with respect thereto), (c) the first (1st) business day following the date of dispatch if

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delivered utilizing a next-day service by a recognized next-day courier or (d) upon confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices or other communications hereunder shall be delivered to the addresses or email addresses set forth below, or pursuant to such other instructions as the party to receive such notice or communication shall have specified in a written notice given to the other parties:

if to the Rights Agent:

Email:

if to Parent or Ultimate Parent:

Email:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attention:  Emily J. Oldshue

      Christopher D. Comeau

Email:    emily.oldshue@ropesgray.com

      christopher.comeau@ropesgray.com

6.2. Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

6.3. Parent Successors and Assigns. Parent shall not assign any of its rights, interests or obligations hereunder, other than in accordance with this Section 6.3. Parent may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more Affiliate(s) of Parent or to any purchaser or exclusive licensee of all or substantially all rights to the Product (each, an “Assignee”); provided that the Assignee

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agrees to assume and be bound by all of the terms of this Agreement. Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees in compliance with this Section 6.3. In connection with any assignment to an Assignee, Parent (and such assignor, if applicable) will remain liable for performance by Parent (and such assignor, if applicable) of its obligations hereunder. This Agreement will be binding upon, inure to the benefit of and be enforceable by each Assignee, and this Agreement shall not restrict Parent’s or any of its Affiliates’ or Assignee’s ability to merge or consolidate, subject to compliance with this Section 6.3 to the extent there is an applicable assignment in connection with such merger or consolidation. Each of Parent’s non-Affiliate Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent.

6.4. Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and assignees, the Holders, and the Holders’ successors and assigns pursuant to a Permitted Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the, Rights Agent, Parent, Parent’s successors and assignees, the Holders, and the Holders’ successor and assigns pursuant to a Permitted Transfer. The rights of Holders are limited to the right to receive payment from the Rights Agent in respect of the CVRs when due and payable in accordance with Section 2.4. All other obligations of Parent or its successor or assigns hereunder may only be enforced by the Rights Agent. Neither the Holders nor the Rights Agent shall be entitled to specific enforcement of Section 2.6. Notwithstanding anything to the contrary contained herein, any Holder may agree to renounce, in whole or in part, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable.

6.5. Governing Law. This Agreement, the CVRs and any other matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or the CVRs: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of: (A) the Chancery Court of the State of Delaware and any state appellate court therefrom, (B) if (but only if) the court in clause (A) lacks subject matter jurisdiction, the Superior Court of the State of Delaware sitting in New Castle County and any state appellate court therefrom or (C) if (but only if) the courts in clauses (A) and (B) lack subject matter jurisdiction, the United States District Court in the State of Delaware and any appellate court therefrom (collectively, the courts described in clauses (A) through (C), the “Delaware Courts”); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The parties agree that a final

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judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. In the event of any litigation or other proceeding between the parties to this Agreement arising out of or in any way related to the Approval Milestone or payment thereof, the prevailing party in such litigation or other proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation or other proceeding, in addition to any other relief to which such party may be entitled; provided, however, that in no event will any party to this Agreement be required to pay any contingency based attorneys’ fees.

6.6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.7. Counterparts and Signature. This Agreement may be executed in two or more counterparts, including by e-signature or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

6.8. Termination. This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent prior to the effectiveness of such termination), and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent or Parent or one (1) or more of its Affiliates, as applicable, to each Holder as reflected in the CVR Register of the full amount of the Approval Milestone Payment required to be paid under the terms of this Agreement and (b) the failure to achieve the Approval Milestone prior to the Termination Date. No termination shall affect the Holders’ rights to any payment accrued prior to the effective date of such termination and the provisions of this Section 6 shall survive any such termination.

6.9. Entire Agreement. This Agreement, the Merger Agreement (including its Exhibits, Annexes and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties and their respective Affiliates, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement will govern and be controlling with respect to CVRs.

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6.10. Confidentiality. The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the amount and terms of fees for services, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by applicable Legal Requirements. However, each party may disclose relevant aspects of the other party’s confidential information to its officers, Affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement if such disclosure is not prohibited by applicable Legal Requirements.

6.11. Parent Guarantee. Ultimate Parent hereby guarantees the due and punctual performance by Parent of its obligations in accordance with this Agreement, and agrees that in the event Parent fails to timely perform any obligation under this Agreement in accordance with the terms of this Agreement, Ultimate Parent will perform such obligation in accordance with the terms of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

[PARENT]

By:
Name:
Title:

Solely with respect to Section 6.11,

NOVO NORDISK A/S

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

[RIGHTS AGENT]

By:
Name:
Title:

ANNEX I

Standard Tax Reporting Instructions

[●]

ANNEX II

FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AKERO THERAPEUTICS, INC.

1. The name of this corporation is Akero Therapeutics, Inc. (the “Corporation”).

2. The registered office of this Corporation in the State of Delaware is located at: c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of common stock, $0.001 par value per share (“Common Stock”). Each share of Common Stock shall be entitled to one vote.

5. Shares of Common Stock may be issued in fractions of a share. Each fractional share of Common Stock shall be entitled to a vote in proportion to such fractional share.

6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

7. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the bylaws of the Corporation, as in effect from time to time (the “Bylaws”). The election of directors need not be by written ballot unless the Bylaws shall so require.

8. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

9. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Fifth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(b) Any amendment, repeal or modification of this Section 9 either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

(c) The Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Fifth Amended and Restated Certificate of Incorporation.

(d) Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Section 9.

10. An Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Fifth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Section 10, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b). Any amendment, repeal or modification of this Section 10 by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or Officer, as applicable, at the time of such amendment, repeal or modification

11. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws.

12. The Corporation shall not be governed by Section 203 of the DGCL.

13. (a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or its stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Fifth Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in all cases, subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Section 13.

(b) Any person or entity that purchases or otherwise acquires any interest in the shares of capital stock of the Corporation will be deemed to have (i) consented and submitted to the personal jurisdiction of the Chancery Court in connection with any action described in Section 13(a) above (an “Action”), (ii) waived any objection to the exercise of personal jurisdiction over such stockholder in the Chancery Court, (iii) waived any argument relating to the inconvenience of the forums referenced above in connection with any Action, (iv) agreed not to commence any such Action other than before the Chancery Court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than the Chancery Court whether on the grounds of inconvenient forum or otherwise, and (v) consented to having service of process made upon such person or entity by service upon such person’s or entity’s counsel as agent for such person or entity in the event that such person or entity brings an Action in a court other than the Chancery Court.

This Fifth Amended and Restated Certificate of Incorporation is executed as of this __ day of __, 2025.

AKERO THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Certificate of Incorporation]

Exhibit 3.1

AMENDMENT TO

BYLAWS

OF

AKERO THERAPEUTICS, INC.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 8. Exclusive Jurisdiction of Delaware Courts or the United States Federal District Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction thereof, another state court or a federal district court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or Bylaws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

Exhibit 99.1

Akero Therapeutics to be Acquired by Novo Nordisk for up to $5.2 Billion

Shareholders to Receive $54 Per Share in Cash and CVR of $6 Per Share

Advances Akero’s Mission of Bringing Novel Therapies to Patients with High Unmet Medical Needs

SOUTH SAN FRANCISCO, Calif., Oct. 09, 2025 – Akero Therapeutics, Inc. (“Akero”) (Nasdaq: AKRO), a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, today announced that it has entered into a definitive agreement to be acquired by Novo Nordisk A/S (“Novo Nordisk”) for up to $5.2 billion in cash.

Under the terms of the agreement, Akero shareholders will receive $54.00 per share in cash at closing and a non-transferable Contingent Value Right (“CVR”). Each CVR will entitle its holder to receive a cash payment of $6.00 per share upon full U.S. regulatory approval of efruxifermin (“EFX”) for treatment of compensated cirrhosis due to MASH by June 30, 2031.

The upfront cash portion of the consideration represents an equity value of approximately $4.7 billion, a 19% premium to Akero’s 30-day Volume Weighted Average Price (VWAP), and a 42% premium to Akero’s closing price on May 19, 2025 prior to market speculation. Combined, the upfront and potential contingent value payment represent, if achieved, an equity value of approximately $5.2 billion, a 32% premium to Akero’s 30-day VWAP, and a 57% premium to Akero’s closing price on May 19, 2025 prior to market speculation.

Akero’s innovative EFX program – focused on developing a best-in-class treatment for metabolic dysfunction-associated steatohepatitis (“MASH”) – will complement Novo Nordisk’s leadership in GLP-1 based metabolic treatments. Novo Nordisk’s world leading capabilities in cardio-metabolic disease will enhance and accelerate evaluation of EFX in the Phase 3 SYNCHRONY program, preparation for a successful commercial launch, and delivery of EFX to patients in need around the globe.

“We are excited to enter into this transaction with Novo Nordisk, which follows a comprehensive review undertaken by our Board of Directors, delivers meaningful value to Akero shareholders, and positions us to expand treatment options for people around the globe through Novo Nordisk’s industry-leading development capabilities and commercial infrastructure,” said Andrew Cheng, M.D., Ph.D, President and CEO of Akero Therapeutics. “I want to thank Akero’s talented employees for their tireless commitment to advancing EFX and meeting a critical global unmet need. We look forward to joining the Novo Nordisk family and accelerating the momentum of EFX to deliver a transformational impact on patients’ lives.”

The transaction has been unanimously approved by Akero’s Board of Directors and is expected to close around year-end, subject to approval by Akero shareholders and upon satisfaction of customary closing conditions including approvals by regulatory authorities.

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisors to Akero Therapeutics, and Kirkland & Ellis LLP as its legal advisor.

About Akero Therapeutics

Akero Therapeutics is a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including metabolic dysfunction-associated steatohepatitis (MASH). Akero’s lead product candidate, efruxifermin (EFX), is currently being evaluated in three ongoing Phase 3 clinical studies: SYNCHRONY Histology in patients with pre-cirrhotic (F2-F3 fibrosis) MASH, SYNCHRONY Outcomes in patients with compensated cirrhosis (F4) due to MASH, and SYNCHRONY Real-World in patients with MASH or MASLD (metabolic dysfunction-associated steatotic liver disease). The Phase 3 SYNCHRONY program builds on the results of two Phase 2b clinical trials, the HARMONY study in patients with pre-cirrhotic MASH and the SYMMETRY study in patients with compensated cirrhosis due to MASH. Akero is headquartered in South San Francisco. Visit us at Akerotx.com and follow us on LinkedIn and X for more information.

About Novo Nordisk

Novo Nordisk is a leading global healthcare company founded in 1923 and headquartered in Denmark. Our purpose is to drive change to defeat serious chronic diseases built upon our heritage in diabetes. We do so by pioneering scientific breakthroughs, expanding access to our medicines and working to prevent and ultimately cure disease. As of August 2025, Novo Nordisk employed about 78,400 people in 80 countries and markets its products in around 170 countries. Novo Nordisk’s B shares are listed on Nasdaq Copenhagen (NOVO-B). Its ADRs are listed on the New York Stock Exchange (NVO). For more information, visit novonordisk.com, Facebook, Instagram, X, LinkedIn and YouTube.

About EFX and the SYNCHRONY program

EFX, Akero’s lead product candidate, is currently being evaluated in three ongoing phase 3 trials. In multiple phase 2 trials, EFX has been observed to reverse fibrosis (including compensated cirrhosis), resolve MASH, reduce non-invasive markers of fibrosis and liver injury, and improve insulin sensitivity and lipoprotein profile. This holistic profile offers the potential to address the complex, multi-system disease state of all stages of MASH, including improvements in risk factors linked to cardiovascular disease – the leading cause of death among MASH patients. Engineered to mimic the biological activity profile of native FGF21, EFX is designed to offer once-weekly subcutaneous dosing and has been generally well-tolerated in clinical trials to date.

The ongoing global phase 3 SYNCHRONY program (total ~3,500 participants) is comprised of three, randomized, placebo-controlled trials evaluating the efficacy and safety of EFX in both compensated cirrhosis (F4) due to MASH and pre-cirrhotic (F2-F3) MASH.

•	SYNCHRONY Real-World, assessing the safety and tolerability of EFX (50 mg) in patients with noninvasively diagnosed MASH or metabolic dysfunction-associated steatotic liver disease (MASLD) (F1-F4).

•	SYNCHRONY Histology, evaluating the efficacy and safety of EFX (28 mg and 50 mg) in patients with biopsy-confirmed pre-cirrhotic (F2-F3) MASH.

•	SYNCHRONY Outcomes, evaluating the efficacy and safety of EFX (50 mg) for the treatment of compensated cirrhosis (F4) due to MASH.

Important Information and Where to Find It

In connection with the proposed transaction between Akero Therapeutics, Inc. (“Akero”) and Novo Nordisk A/S (“Parent”), Akero intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Akero stockholders. Akero may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Akero may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR

ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Akero through the website maintained by the SEC at www.sec.gov, Akero’s website at https://ir.akerotx.com/financial-information/sec-filings or by contacting the Akero investor relations department at the following:

Christina Tartaglia

(212) 362-1200

IR@akerotx.com

Participants in the Solicitation

This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. Akero and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Akero’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the fiscal year ended December  31, 2024 of Akero, which was filed with the SEC on February 28, 2025 and (ii) the “Proposal 1 – Election of Class III Directors,” “Executive Compensation,” and “Principal Stockholders” sections of Akero’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025, and will be contained in the proxy statement to be filed by Akero in connection with the proposed transaction. Any change of the holdings of Akero’s securities by its directors or executive officers from the amounts set forth in the proxy statement for its 2025 annual meeting of stockholders have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Jonathan Young, filed on October 3, 2025, September  12, 2025, September  4, 2025, August  13, 2025, July  2, 2025, June  20, 2025 and June  12, 2025; by Catriona Yale, dated September  12, 2025, July  18, 2025, July  2, 2025, June  20, 2025, June  20, 2025, June  12, 2025 and May  19, 2025; by Richard William White, dated September  12, 2025, July  2, 2025, June  20, 2025 and June  12, 2025; by Timothy Rolph, dated September  12, 2025, September  10, 2025, August  7, 2025, July  9, 2025, July  2, 2025, June  20, 2025, June  12, 2025, June  9, 2025, May  8, 2025 and April  28, 2025; by Andrew Cheng, dated September  12, 2025, August  13, 2025, July  11, 2025, July  2, 2025, June  20, 2025, June  12, 2025 and May  13, 2025; by Scott Gangloff, dated August  19, 2025, July  2, 2025 and June  20, 2025; by Jane Henderson, dated August  12, 2025 and June  5, 2025; by Patrick Lamy, dated July  3, 2025, July  2, 2025, June  20, 2025, June  20, 2025, June  12, 2025, June  4, 2025, May  23, 2025 and May  9, 2025; by Mark T. Iwicki, dated June  5, 2025; by Seth Loring Harrison, dated June  5, 2025; by Yuan Xu, dated June  5, 2025; by Tomas J. Heyman, dated June  5, 2025; by Judy Chou, dated June  5, 2025; and by Graham G. Walmsley, dated June 5, 2025. Akero stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Akero directors and executive officers in the transaction, which may be different than those of Akero stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. These documents (when available) may be obtained free of charge from the website maintained by the SEC at www.sec.gov and Akero’s website at https://ir.akerotx.com/financial-information/sec-filings.

Forward-Looking Statements Disclaimer

This communication contains forward-looking statements related to Akero, Parent and the proposed acquisition of Akero by Parent (the “Transaction”) that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this communication, Akero’s forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Transaction; statements about the expected timetable for completing the transaction; Akero’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Akero, the U.S. Food and Drug Administration’s approval of Akero’s new drug application for efruxifermin for the treatment of metabolic dysfunction-associated steatohepatitis, Akero’s ability to commercialize current and future product candidates, and the anticipated timing of closing of the Transaction. Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the ability to obtain shareholder approval; risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive any payments in respect of those CVRs; the possibility that competing offers will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of the Transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; that Parent may not realize the potential benefits of the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks listed under the heading “Risk Factors” in Akero’s periodic reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q and annual reports on Form 10-K. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to Akero and Parent, and Akero and Parent disclaim any obligation to update the information contained in this communication as new information becomes available.

Investor Contact:

Christina Tartaglia

Precision AQ

(212) 362-1200

IR@akerotx.com

Media Contact:

Jamie Moser / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449